                               CONSENT TO SUBLEASE

            387 P.A.S. ENTERPRISES, a New York partnership having an office at 387 Park Avenue South, New York, New York 10016 ("Landlord"), hereby consents to the subletting by HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation having an office at 387 Park Avenue South, New York, New York 10016 ("Tenant") to SHANDWICK USA INC, a New York corporation having an office at 405 Lexington Avenue, New York, New York ("Subtenant"), pursuant to an Agreement of Sublease, dated as of December 23, 1997 (the "Sublease"), a copy of which is annexed hereto as Exhibit "A", of certain space (the "Sublease Space"), as more particularly described in the Sublease, which Sublease Space is the entire premises (the "Premises") presently leased and demised by Landlord to Tenant pursuant to an Agreement of Lease, dated as of March 15, 1996 (the "Lease"). Such consent is subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained herein. All capitalized terms contained herein shall have the meaning ascribed to them in the Lease unless otherwise indicated herein.

            1. Sublease Subordinate to Lease. The Sublease shall be subject and subordinate at all times to the Lease and to all of the provisions, covenants, agreements, terms and conditions of the Lease, this Consent and any matters to which the Lease is or shall be subordinate, and Subtenant shall not do or permit anything to be done in connection with Subtenant's use and occupancy of the Sublease Space which would violate any of said provisions, covenants, agreements, terms and conditions. Any breach or violation of any provision of the Lease which is incorporated by reference or otherwise into the Sublease or of this Consent by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision. During the term of the Sublease, Subtenant shall duly observe and comply with all of the terms, covenants, agreements, provisions, obligations and conditions on the part of the Subtenant to be performed or observed under the Sublease.

            2. Representations and Warranties. Tenant and Subtenant represent and warrant that no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Sublease Space or for the use, sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property that is not provided for in the Sublease and Subtenant further represents and warrants that the aggregate amount of any such rent payable pursuant to the Sublease is not in excess of the pro-rata portion of the fixed rent and any additional rent payable pursuant to the Lease (col-lectively, the "Rent") for the Sublease Space now being paid by Tenant to Landlord pursuant to the terms of the Lease, and if such rent or other consideration exceeds such pro-rata portion of the Rent, Tenant shall comply with Section 8.10(b) of the Lease and Tenant shall pay to Landlord fifty percent (50%) of such excess in accordance with, and subject to, the provisions of the Lease. Tenant and Subtenant further represent and warrant that the Sublease is the complete, true and correct Agreement between Tenant and Subtenant.

            3. Amendment of Sublease, Waiver. Tenant and Subtenant agree that they shall not change, modify, amend, cancel or terminate the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Sublease Space, or the use, sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord's prior written consent thereto. Neither this Consent, the Sublease, the Lease, nor any acceptance of rent or other consideration from the Subtenant by Landlord or Landlord's agent shall operate to waive, modify, impair, release or in any manner affect Tenant's liability under the Lease or Subtenant's liability under the Sublease, nor shall the foregoing operate to waive any breach or violation of any provision of the Lease or any rights of Landlord against any person, firm, association, corporation or other entity liable or responsible for the performance of any of the provisions, covenants, agreements, terms or conditions contained in the Lease, nor shall the foregoing enlarge or increase Landlord's obligations or Tenant's rights or diminish Tenant's obligations under the Lease or otherwise; and all provisions, covenants, agreements, terms and conditions of the Lease are hereby declared by Tenant to be in full force and effect. No assignment of the Lease or Sublease or further sublease of all or any part of the Sublease Space shall be made by Tenant or Subtenant, without the prior written approval of Landlord pursuant to, and in accordance with, the provisions of the Lease and Sublease.

            4. Ratification of Sublease. Tenant and Subtenant acknowledge that Landlord is consenting to the Sublease as an accommodation to Tenant and Subtenant, and that Landlord's consent is strictly limited to the Sublease. By executing and delivering this Consent, Landlord shall not be deemed to have modified or waived any of Tenant's obligations under the Lease provided, however, that in the event Tenant shall default in the payment of any rent under the Lease, Landlord agrees to and shall (i) provide Subtenant with a copy of any default notice it may give to Tenant and (ii) allow Subtenant, at Subtenant's election, to make up any such defaulted payment in satisfaction of Tenant's


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

obligation to Landlord for same within the time period provided in such default notice for cure.

            5. Remedies for Default. In the event of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations hereunder or in the event any representation or warranty of Tenant or Subtenant made herein shall prove to be false or misleading in any material respect, such event may, at Landlord's option, be deemed a default under the Lease, and Landlord shall have the right to and may pursue all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults.

            6. Use. Subject to all of the provisions, covenants, agreements, terms and conditions of the Lease, the Sublease Space and each part thereof shall be used by Subtenant in accordance with the provisions of Article 2 of the Lease, and for no other purpose.

            7. Termination; Attornment. A. If at any time prior to the expiration date of the Lease, the term of the Lease with respect to the Sublease Space shall terminate or be terminated for any reason whatsoever, the Sublease and the term thereof shall terminate on or prior to the day of such termination and Subtenant, at Subtenant's sole cost and expense, shall (i) quit and surrender the Sublease Space to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage for which Subtenant is not responsible for under the terms of the Sublease excepted, (ii) remove from the Sublease Space and the Building all of Subtenant's personal property and all other property and effects of Subtenant and all persons claiming through or under Subtenant, and (iii) repair all damage to the Sublease Space and the Building occasioned by such removal and otherwise to the Building standard original condition. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which shall remain in the Sublease Space or the Building, on the date of termination of the Sublease, without any obligation or liability to Tenant or Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord's rights with respect to any default by Subtenant under the foregoing provisions of this paragraph and the provisions of the Lease and Sublease. If Subtenant shall fail to vacate and surrender the Sublease Space in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be and be deemed to be a default under the Lease.

Subtenant expressly waives for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing. If the date of the termination of the Sublease shall fall on a Sunday or holiday, then Subtenant's obligations under the first sentence of this paragraph shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Subtenant's obligations under this paragraph shall survive the expiration or earlier termination of the terms of the Lease and Sublease.

            B. Anything to the contrary contained in Section 7A hereof notwithstanding, in the event of a termination, reentry, or dispossession of Tenant by Landlord under the Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under the Sublease, and Subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of the Lease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under the Sublease; (ii) be subject to any offset, not expressly provided in the Sublease, that theretofore accrued to Subtenant against Tenant; or (iii) be bound by any previous modification of the Sublease which was not consented to in writing by Landlord or by any previous prepayment of more than one month's Rent then due. The foregoing provisions of this paragraph 7B shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the expiration, termination or surrender of the Lease and shall be self-operative upon any such election by Landlord to require attornment; provided, however, that the Subtenant, upon demand of Landlord, agrees to execute and deliver such instrument or instruments as Landlord may reasonably request to evidence and confirm the foregoing provisions of this paragraph 7B. If Landlord elects to exercise its option under this paragraph 7B, then the foregoing provision of paragraph 7A shall be of no force or effect.

            8. Landlord's Representations; Non-Disturbance; Estoppel. A. Landlord hereby represents to Tenant and to Subtenant that (a) the Lease attached hereto as Exhibit "B" is a true and complete copy of the Lease and all amendments thereto, (b) the Lease is currently in full force and effect, (c) the Fixed Expiration Date of the Lease is March 31, 2006, subject to the renewal provisions of Article 37 of the Lease, (d) Landlord has not sent any notice of default or claimed default to Tenant which remains unremedied nor, to Landlord's knowledge without further investigation, is

Tenant now in default in the performance of any of Tenant's obligations under the Lease and (e) there are currently no interests superior to the interest of Landlord in the Lease or the Premises.

            B. Landlord agrees that it will use reasonable efforts to obtain from any Superior Mortgagee and/or Superior Lessor, a non-disturbance agreement or a recognition agreement, as the case may be (each, a Non-Disturbance Agreement"), for the benefit of Subtenant, to the effect that as long as Subtenant is not in default in the payment of Rental or of any of the other covenants and conditions of the Sublease beyond any applicable grace period, and provided Subtenant shall agree to attorn to and recognize any such Superior Mortgagee and/or Superior Lessor, as a successor sublandlord under the Sublease and shall promptly execute and deliver any instrument that such successor sublandlord may reasonably request to evidence such attornment, that its rights as subtenant under the Sublease shall not be terminated and the possession of Tenant shall not be disturbed by any such Superior Mortgagee or Superior Lessor, and that any sale at foreclosure will be subject to the Sublease. The inability of Landlord to obtain such Non-Disturbance Agreement, despite reasonable efforts on its part, shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Subtenant against Landlord by reason thereof or affect the validity of the Sublease in any manner whatsoever. Landlord's agreement to use reasonable efforts shall not impose any obligation upon Landlord to incur any cost or expense or to institute any legal or other proceeding in connection with obtaining such Non-Disturbance Agreement.

            C. Landlord agrees from time to time during the term of the Sublease as requested by Subtenant, upon not less than ten (10) days' prior notice, to execute and deliver to Subtenant an estoppel certificate subject to and in accordance with the provisions of Article 31.01 of the Lease.

            9. Notices. Any notices required or desired to be given under this Consent shall be given to the respective party at the address hereinabove set forth in accordance with the provisions set forth in the Lease for the giving of notices.

            10. Entire Agreement. This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound. Furthermore, Tenant and Sub-tenant each acknowledge and represent that, other than this Consent, the Lease and the Sublease, there are no other agreements, oral or otherwise, or representations or warranties of any kind or nature referring or relating to, or in connection with, the Lease and the Sublease or the use and occupancy of the Premises, the Sublease Space or any other portion of the Building which create any obligation on Subtenant to pay any additional rent or other consideration whatsoever to Tenant or which create any obligation that could be asserted against Landlord, its agents, employees or any of the Parties (hereinafter defined).

            11. Governing Law. This Consent shall for all purposes be construed in accordance with, and governed by, the laws of the State of New York.

            12. Broker. Tenant and Subtenant each represent and warrant to Landlord that it has not dealt with any broker in connection with the Sublease or this Consent other than Jones Lang Wooton USA (the "Broker") and that no broker negotiated the Sublease or is entitled to any commission in connection therewith other than the Broker and the execution and delivery of this Consent by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty of Tenant. Tenant and Subtenant shall each indemnify Landlord to the extent the foregoing representation and warranty is untrue. The provisions of this paragraph 12 shall survive the cancellation or expiration of the Sublease and this Consent.

            13. Miscellaneous. A. Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise.

            B. Neither the partners, directors or officers of Landlord (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Consent, nor shall the Parties be liable for the performance of Landlord's obligations under the Sublease pursuant to any attornment by Subtenant to Landlord. Tenant and Subtenant, as the case may be, shall look solely to Landlord to enforce Landlord's obligations hereunder and thereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Consent and the Sublease shall be limited to Landlord's interest in the Building and Tenant and Subtenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under the Sublease pursuant to such attornment or to satisfy a judgment for Land-lord's failure to perform such obligations. If, subsequent to an attornment by Subtenant to Landlord, Landlord shall sell, convey, assign or transfer (or any subsequent landlord shall sell, convey, assign or transfer) its interest in the Building or the Premises, as the case may be, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and under the Sublease, from and after the date of such sale, conveyance, assignment or transfer.

            C. The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns except that no violation of the provisions of Paragraph 3 hereof shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

            D. If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            E. This Consent may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

            F. It is expressly understood and agreed that this Consent shall not create or constitute, nor shall it be deemed to create or constitute, any landlord-tenant relationship, or occupancy or license agreement between Landlord and Subtenant.

            G. Pursuant to Section 8.05(h) of the Lease, Tenant shall pay to Landlord on demand any reasonable costs, including attorneys' fees and disbursements incurred by Landlord in connection with the Sublease and this Consent.

            IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have respectively executed this Consent as of the 23rd day of December, 1997.

                        387 P.A.S. ENTERPRISES, Landlord


                        By: Twenty-Seven Park Avenue, Inc., its
                        general partner

                          By: /s/ John Fletcher
                              --------------------------------
                              Name: John Fletcher
                              Title: Vice President


                        HEALTH MANAGEMENT SYSTEMS, INC.,


                          By: /s/ Vincent C. Hartley
                              --------------------------------
                              Name: Vincent C. Hartley
                              Title: Director of Administration


                        SHANDWICK USA, INC., Subtenant


                          By: /s/ Larry Kaplan
                              --------------------------------
                              Name: Larry Kaplan
                              Title: Chief Executive Officer
                                     Shandwick Americas

                                   Exhibit A


                                  The Sublease

                               SUBLEASE AGREEMENT

            This Sublease Agreement is made as of the 23rd day of December, 1997, between Health Management Systems, Inc., a New York corporation, having its offices at 401 Park Avenue South, New York, New York 10016 ("Sublandlord"), and Shandwick USA, Inc., a Delaware corporation, having its offices at 405 Lexington Avenue, 16th Floor, New York, New York 10174 ("Subtenant").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Lease dated as of the 15th day of March, 1996 (hereinafter referred to as the "Master Lease") by and between 387 P.A.S. Enterprises, as Landlord (hereinafter referred to as "Master Landlord"), and Sublandlord as Tenant, Master Landlord leased to Sublandlord approximately 34,000 square feet of space, in the aggregate, consisting of the entire third and fourth floors (the "Sublet Premises") of the building located at 387 Park Avenue South, in the Borough of Manhattan, City, County and State of New York (the "Building") at a rent and subject to the terms and conditions set forth in the Master Lease; and

            WHEREAS, Subtenant desires to sublet the entire Sublet Premises from the Sublandlord upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

            1. Use and Occupancy. The Subtenant represents that it is a general business corporation and shall use and occupy the Sublet Premises for general and executive offices or any other purposes permitted in the Master Lease.

            2. Demise. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the entire Sublet Premises, together with the right to use the common facilities included in the Building, building service fixtures and equipment serving the Sublet Premises. The Sublet Premises, consisting of the entire demised premises described in the Master Lease, are outlined on the floor plan attached hereto and made a part hereof as Exhibit A.

            3. Condition of Sublet Premises. Subject to the provisions of this Sublease, Subtenant shall accept and Sublandlord shall deliver to Subtenant vacant possession of the Sublet Premises on the Commencement Date (hereinafter defined) in its "as is" condition existing on the date of this Sublease, without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord, or at Sublandlord's expense, either at the time possession is given to Subtenant or during the entire term of this Sublease, and without representation, warranty or guaranty of any kind by Master Landlord or Sublandlord. In connection therewith, Subtenant represents that it has thoroughly examined the Building and the Sublet Premises.

            4. Term and Termination. The teem of this Sublease (the "Sublease Term") shall commence on the date (the "Commencement Date") which is the later to occur of (i) January 1, 1998, or (ii) the Effective Date (hereinafter defined). The Sublease Term shall end on March 30, 2006 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions, limitations or other provisions of this Sublease, the Master Lease or pursuant to law. The term "Effective Date" shall be the date on which Sublandlord shall have delivered to Subtenant a copy of the requisite written consent of Master Landlord ("Master Landlord's Consent") to this Sublease. On the Effective Date, by its delivery of possession of the Sublet Premises to Subtenant, Sublandlord shall be deemed to have represented that its representations set forth in paragraph 9 hereof are true and correct as of such Effective Date. If for any reason whatsoever the Effective Date shall not have occurred on or prior to March 1, 1998, either party, at any time prior to the Effective Date, may terminate this Lease by delivery of a written notice to the other party.

            5. The Rental.

                  a. The Subtenant shall pay from and after the "Rent Commencement Date" (as hereinafter defined) to the Sublandlord Base Rent, at the annual rate of: (i) $819,399.96 per annum during the period from the Commencement Date through December 31, 2001, payable in equal monthly installments of $68,283.33 each (plus annual operating cost increases as provided for in subparagraph 6(i) of this Sublease) based upon an annual rate of $24.10 per square foot on the area of the Sublet Premises; and (ii) $853,400.00 per annum during the balance of the Sublease Term, commencing January 1, 2002, in equal monthly installments of $71,117.00 each (plus annual operating cost increases as provided for in subparagraph 6(i) of this Sublease) based upon an annual rate of $25.10 per square foot on the area of the Sublet Premises. If the Commencement Date is a day other than the first day of a calendar month, then the Subtenant shall pay upon the Commencement Date a portion of the Base Rent pro rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs. Provided that the Subtenant is not in default beyond any applicable period of grace after notice, the Rent Commencement Date shall be defined as the first day following the third month anniversary of the Commencement Date.

                  b. All other sums due and owing to the Sublandlord as Additional Rent pursuant to this Sublease, including the provisions of the Master Lease that are herein incorporated by reference pursuant to Paragraph 10 (the "Master Lease Provisions") shall be payable to Sublandlord as Additional Rent hereunder.

                  c. All payments for the Rental shall be made in the manner and amount provided for in this Sublease and the Master Lease directly to the Sublandlord.

                  d. All sums which Sublandlord is required to pay to Master Landlord or others as a consequence of any breach or default by Subtenant under the covenants, provisions, terms and conditions of the Master Lease Provisions on the part of the Subtenant to be performed or observed pursuant to the requirements of this Sublease.

            6. Annual Operating Cost Increases and Tax Escalation. Subtenant shall be liable to pay the following sums due on account of increases in the real estate taxes and operating costs attributable to the Building as contemplated by Sections 1.04 and 5.01 of the Master Lease: (i) included in the Base Rent shall be 1.04% of the previous year's Base Rent for operating expenses commencing with the first anniversary of the Commencement Date; and (ii) Subtenants's proportionate share of the increase in real estate taxes for the entire Building over the Base Year (Subtenant's annual proportionate share of such increase shall be 16.67% of the increase in real estate taxes for the entire Building over the Base Year commencing with the real estate tax bill due and payable January 1, 1999 and continuing semi-annually throughout the Term). The Base Year shall be the calendar year beginning January 1, 1998 and ending December 31, 1998. Sublandlord shall send a copy of Sublandlord's Statement of Real Estate Tax or other increases for which Subtenant is responsible to Subtenant after receipt thereof from the Master Landlord.

            7. Electricity. Subtenant shall be responsible for (i) the payment directly to the appropriate public utility of all Subtenant's electricity charges during the Sublease Term (which will be separately metered and directly billed to Subtenant); and (ii) the establishment (with the reasonable cooperation of Sublandlord) of Subtenants's own account with Consolidated Edison or any other applicable utility company.

            8. Audiovisual Equipment and Furniture Rental. Subtenant hereby leases from Sublandlord the equipment and furniture listed on Exhibit B attached hereto and made a part hereof (the "Rental Equipment") throughout the Sublease Term at a fixed monthly rental of $8,418.37 (allocable $6,122.45 for furniture and $2,295.92 for the audio-visual equipment) payable on the first day of each calendar month beginning with the Commencement Date and continuing for the balance of the Sublease Term. Subtenant shall be responsible for the maintenance and repair of the Rental Equipment at its sole cost and expense. Subtenant has inspected the Rental Equipment and agrees to rent same in the condition existing at the time of such inspection (subject to normal use, wear and tear).

            9. Representations and Covenants of Sublandlord. The Sublandlord represents to the Subtenant that:

                  a. The Sublet Premises are the same premises referred to in a the Master Lease dated March 15, 1996 between Sublandlord and Master Landlord; a copy of the Master Lease and has been previously furnished to the Subtenant, and is attached hereto and made a part hereof as Exhibit C.

                  b. There are no amendments to the Master Lease.

                  c. The Master Lease is now in full force and effect and has the Fixed Expiration Date of March 31, 2006, subject to the renewal provisions of Article 37 of the Master Lease.

                  d. Sublandlord is not now in default in performance of any of Sublandlord's obligations under the Master Lease; nor has Sublandlord received any notice of default or claimed default from Master Landlord.

                  e. The Sublandlord is the owner of the entire interest of Tenant under the Master Lease and has not in any way encumbered such interest or granted any other party the right to possess the Sublet Premises.

                  f. The Sublandlord owns good and marketable title to the Rental Equipment.

                  g. To the best of Sublandlord's knowledge, all construction work performed by Sublandlord to the Sublet Premises complies with all applicable federal, state and local laws.

                  h. To the best of Sublandlord's knowledge, there are no hazardous or asbestos containing materials in the Sublet Premises.

                  i. Sublandlord covenants and agrees with Subtenant that:

                        (1) Sublandlord will not consent to any modification, amendment or termination of the Master Lease;

                        (2) Provided that Subtenant hereunder performs its obligations hereunder, Sublandlord will perform its obligations under the Master Lease;

                        (3) If Sublandlord shall receive any notice or writing from Master Landlord with respect to the Master Lease or the Sublet Premises, Sublandlord will furnish a copy of such notice or writing to Subtenant within three (3) business day of Sublandlord's receipt thereof in the manner provided in paragraph 25 hereunder.

                        (4) Sublandlord will provide Subtenant with its pro rata share of listing in the directory located in the Building's lobby.

                        (5) Subtenant shall have the right to place its corporate identity/signage within the 3rd and 4th floor elevator lobbies and on entrance doors, subject to the reasonable approval of Master Landlord.

                        (6) If at any time Subtenant is advised that Sublandlord is in default of any of its obligations under the Master Lease, Subtenant, on notice to Sublandlord, shall have the right (but not the obligation) to remedy such default by Sublandlord and deduct the cost thereof (plus related costs and expenses) from Rental payments hereunder.

            10. Master Lease.

                  a. Except as otherwise provided hereunder, as between the parties hereto, all of the terms, provisions, covenants and conditions of the Master Lease Provisions are incorporated herein by reference and hereby made a part of this Sublease. However, for purposes of such incorporation by reference, all references to Landlord and Tenant shall be deemed references to Sublandlord and Subtenant, respectively, all references to Health Management Systems, Inc. shall be deemed references to Shandwick USA, Inc., all references to Premises shall be deemed references to the Sublet Premises, all references to the term of the Master Lease shall be deemed references to the Sublease Term and all references to Commencement Date shall be deemed to refer to the Commencement Date hereunder. Provided however, references in Section 34.01 to Tenant shall be deemed references to Sublandlord and Subtenant and references to Landlord shall be deemed references to Master Landlord. As between Sublandlord and Subtenant, the limitations of liability contained in Section 34.01 of the Master Lease shall not be applicable.

                  b. Subtenant shall be entitled to the same notice and cure periods as Sublandlord is afforded pursuant to the relevant Sections of the Master Lease, less (a) one (1) business day where the notice and cure period in the Master Lease is five (5) days or less, or (b) three (3) business days when the notice and cure period in the Master Lease is more than five (5) days.

                  c. Subtenant shall have all of the rights of the Tenant under the Master Lease as against Sublandlord and, as between the parties hereto, Sublandlord agrees to observe and perform all of the terms, covenants and conditions on Sublandlord's part to be observed and performed under the Master Lease Provisions, to the extent that they are not inconsistent with the provisions of this Sublease, as if Subtenant were the Tenant and Sublandlord were the Landlord.

                  d. Sublandlord shall have all the rights of the Master Landlord under the Master Lease as against Subtenant and, as between the parties hereto, Subtenant agrees to be bound by and to perform and comply with all the covenants, provisions, terms and conditions of the Master Lease Provisions, to the extent that they are not inconsistent with the provisions of this Sublease, as if Sublandlord were the Landlord and Subtenant were the Tenant under the Master Lease, excluding Sublandlord's covenants to pay rent, Additional Rent and other charges to the Landlord thereunder, subject to the following:

                        (i) The aggregate number of square feet of rentable space referred to in Section 1.02 of the Master Lease, for purposes of this Sublease, is "34,000".

                        (ii) The "Term" referred to in the Master lease, for purposes of this Sublease, is replaced with the Sublease Term set forth in paragraph 4 hereunder.

                        (iii) The "Base Rent" payment amount and schedule referred to in Section 1.04(a) of the Master Lease is replaced with the dates and amounts set forth in paragraph 5 of this Sublease and the schedule annexed hereto and made a part hereto as Exhibit D.

                        (iv) The "Additional Rent" referred to in Section 1.04(b) of the Master Lease shall be paid to Sublandlord in accordance with the amounts set forth in paragraph 6 of this Sublease.

                        (v) The "Initial Period" referred to in Section 1.05 of the Master Lease, for purposes of this Sublease is the first three months from the Commencement Date hereunder.

                        (vi) The per diem sum referred to in Section 1.07 of the Master Lease, for purposes of this Sublease, shall be computed based on the monthly Rental amounts set forth in paragraphs 5, 6 and 8 hereunder.

                        (vii) All references to or in connection with the term "Landlord's Work" referred to Article 3 and throughout the Master Lease, for purposes of this Sublease, are deleted and of no force and effect.

                        (viii) All references to or in connection with the term "Fourth Floor Delivery Date" referred to in Article 4 and throughout the Master Lease, for purposes of this Sublease, are deleted and of no force and effect.

                        (ix) Sections 3.01 and 3.03; Article 4; Sections 12.05(a), 12.05(b), 12.05(c); 12.05(d) and 12.05(e); and Articles 37 and 38 are
deleted in their entirety and Subtenant shall have no rights or obligations thereunder, except as otherwise set forth in any portion of this Sublease.

                        (x) Exhibit B to the Master Lease is deleted in its entirety and replaced with Exhibit B to this Sublease.

                        (xi) The tax years referred to in Section 5.01(c) of the Master Lease, for purposes of determining the Base Taxes in this Sublease, shall mean the calendar year commencing January 1, 1998 and ending December 31, 1998.

            11. Representations of Subtenant re: Master Lease. Subtenant represents to Sublandlord that Subtenant has read the Master Lease and is fully familiar with all of the terms and conditions therein; specifically, notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges and agrees that:

                  a. The effectiveness of this Sublease is subject to the consent of the Master Landlord and shall not be binding upon the parties until the Sublandlord receives written consent from the Master Landlord.

                  b. Neither Sublandlord nor Master Landlord shall be held liable by the Subtenant for the failure of the Master Landlord to give its consent to the Sublease; provided that Sublandlord shall use it best efforts to obtain the Master Landlord's Consent.

            12. Heating Ventilation and Air Conditioning ("HVAC") Mechanical Systems. Sublandlord shall deliver the existing HVAC systems in "good working order". Maintenance of and repair of such systems shall be the responsibility of the Subtenant.

            13. Insurance. Subtenant shall obtain and maintain all insurance types and coverage as specified in the Master Lease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Master Lease. All such policies of insurance shall name Master Landlord, Master Landlord's Managing Agent and Sublandlord as additional insureds thereunder.

            14. Services, Repairs and Supplies.

                  a. Subtenant shall be entitled to receive from the Master Landlord all of the services, repairs and supplies which Sublandlord is entitled to receive under the Master Lease.

                  b. Notwithstanding anything to the contrary contained in paragraph 10 of this Sublease, Subtenant agrees to look solely to the Master Landlord for such services, repairs and supplies and to promptly pay Master Landlord or Sublandlord, as may be the case, for any such services, repairs or supplies which Master Landlord is not required to furnish under the Master Lease without a separate charge.

            15. Place for Payments. All payments required to be made by the Subtenant herein shall be made to Sublandlord, at Sublandlord's office specified in paragraph 26 of this Sublease, Attention: Vincent C. Hartley, or at such other place as Sublandlord shall hereafter from time to time direct in writing.

            16. Waiver of Rent. Sublandlord hereby waives payment of the first three months of the rent, subject to the execution and delivery of this Sublease and consent thereto by the Master Landlord. The waiver of rent includes Base Rent only and does not include amounts due for: (i) Additional Rent, (ii) Rental Equipment, (iii) electricity, or (iv) any other charges. The waiver of rent is reflected in the payment schedule set forth in Exhibit D.

            17. Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker other than Jones Lang Wootton, USA in connection with this Sublease, and that Sublandlord shall pay any brokerage fees which shall be due in connection therewith pursuant to a separate agreement. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party's breach of the foregoing representation and warranty.

            18. Expansion Option. It is understood and agreed that any option to expand the Sublet Premises must be negotiated directly with the Master Landlord and Sublandlord makes no warranties or representations in connection therewith.

            19. Avoidance of Default of Master Lease. Subtenant represents and agrees that it will neither do, suffer, nor permit anything to be done which would or reasonably could result in a default under the Master Lease Provisions.

            20. Subtenant's Right to Participate in Enforcement Proceedings against Master Landlord. If the Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublet Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against the Master Landlord with respect to the Sublet Premises but, except as hereinafter expressly provided, Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Master Landlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action within five (5) business days for the enforcement of Sublandlord's rights against Master Landlord with respect to the Sublease Premises and Subtenant shall be barred from taking action directly against Master Landlord by reason of lack of privity of contract, Subtenant shall have the right to take such action in the name of Sublandlord, but at Subtenant's expense, and for that purpose, and only to such extent, Subtenant is hereby granted an irrevocable power of attorney to exercise all of the rights of Sublandlord under the Master Lease with respect to the Sublet Premises and such rights are hereby conferred upon Subtenant, on a case by case basis and upon written notice to Sublandlord in each case. If Sublandlord shall, with Subtenant's consent, take, participate or shall be requested by Subtenant to participate or assist in any action in the enforcement of Sublandlord's rights against the Master Landlord, Subtenant agrees to reimburse Sublandlord for all reasonable expenses incurred by Sublandlord in connection therewith including, without limitation, attorney's fees and disbursements. Subtenant hereby agrees to indemnify Sublandlord and hold it harmless from and against any and all damages, claims and liabilities to others resulting from any action or proceeding taken or instituted by Subtenant (or by Sublandlord at Subtenant's request) pursuant to this paragraph, whether or not Sublandlord joins in the same.

            21. Subtenant's Work. In order to accommodate Subtenant's initial space needs, Subtenant may make the necessary changes, additions, alterations, repairs, replacements or improvement to the Sublet Premises (the "Subtenant's Work"). Subtenant's Work shall be performed in accordance with Section of the Master Lease and paragraph 20 of this Sublease.

            22. Tenant Improvement Allowance. Provided that Subtenant is not in default of any terms of this Sublease beyond any applicable period of grace after notice, Subtenant shall be entitled to a credit of $140,000, to be applied against the Base Rent only, as a Tenant Improvement Allowance ("TI") for Subtenant's Work (whether or not Subtenant has expended same) credited against the first $140,000.00 due and payable by

Subtenant to Sublandlord for Base Rent. The TI is reflected in the payment schedule set forth on Exhibit D.

            23. Indemnities.

                  a. Sublandlord does hereby agree to indemnify and save Subtenant harmless to the fullest extent permitted by applicable law from and against any and all costs, liabilities, expenses, defaults and/or claims (including legal costs and disbursements) that may arise or be in any way attributable to or occur as a consequence of:

                        (i) any acts or omissions of Sublandlord in connection with its use and occupancy of the Sublet Premises or the performance of its obligations under the Master Lease that shall have occurred on or prior to the Commencement Date; and/or

                        (ii) any default by Sublandlord in the performance of its obligations or in the accuracy of its representations, warranties and/or agreements contained in this Sublease Agreement and/or in the provisions of the Master Lease.

                  b. Subtenant does hereby agree to indemnify and save Sublandlord harmless to the fullest extent permitted by applicable law from and against any and all costs, liabilities, expenses, defaults and/or claims (including legal costs and disbursements) that may arise or be in any way attributable to or occur as a consequence of:

                        (i) any acts or omissions of Subtenant in connection with its use and occupancy of the Sublet Premises or the performance of its obligations under the Master Lease Provisions that shall have occurred during the Sublease Term; and/or

                        (ii) any default by Subtenant in the performance or observance of any of its representations, warranties and/or agreements herein set forth and/or otherwise entered into with Sublandlord.

            24. Assigning and Subletting. Notwithstanding anything to the contrary in Article 8 of the Master Lease, as incorporated herein by reference, and this paragraph 24, Subtenant covenants and agrees that (a) neither this Sublease nor the terms hereof and leasehold hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, except as permitted by Article 8 of the Master Lease; (b) neither the Sublet Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Subtenant or an affiliate of Subtenant (provided that Subtenant guarantees the performance of such affiliate's obligations under this Sublease), or for any use or purpose other than as permitted hereunder, or be sublet or offered or advertised for subletting without the prior written consent of Sublandlord, in each instance, which consent shall not be unreasonably withheld, except as permitted by Article 8 of the Master Lease; and (c) in the event that any assignee or subtenant other than an approved affiliate of Subtenant pays to Subtenant any amounts in excess of the annual Base Rent set forth in this Sublease and Additional Rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Sublet Premises, Subtenant shall promptly pay 100% of said excess to Sublandlord as and when received by Subtenant.

            25. Notices. All notices required or permitted hereunder shall be in writing and addressed as follows:

If to the
Master Landlord:         387 P.A.S. Enterprises
                         387 Park Avenue South
                         New York, New York 10022
                         Attention: John Fletcher, III
                         Phone: (212) 838-0211
                         Fax: (212) 755-7386

with a copy to:          Latham & Watkins
                         885 Third Avenue
                         New York, New York 10022
                         Attention: Richard L. Chadakoff, Esq.
                         Phone: (212) 906-1200
                         Fax: (212) 751-4864

If to Sublandlord:       Health Management Systems, Inc.
                         401 Park Avenue South
                         New York, New York 10016
                         Attention: Vincent C. Hartley
                         Phone: (212) 685-4545
                         Fax: (212) 889-8776

with a copy to:          Coleman & Rhine LLP
                         1120 Avenue of the Americas
                         New York, New York 10036
                         Attention: Bruce S. Coleman, Esq.
                         Phone: (212) 840-3330
                         Fax: (212) 840-3744

If to Subtenant:         Shandwick USA, Inc.
                         405 Lexington Avenue, 16th Floor
                         New York, New York 10174
                         Attention: Larry Kaplan
                         Phone: (212) 309-0609
                         Fax: (212) 983-6426

with a copy to:          Lane & Mittendorf LLP
                         320 Park Avenue
                         New York, New York 10022
                         Attention: Harvey  Feldschreiber, Esq.
                         Phone: (212) 508-3286
                         Fax: (212) 421-2996

or to such other address and attention as any of the above shall notify the others in writing. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, if delivered to such address by hand, when so delivered, or if faxed upon receipt of a confirmatory report.

            26. Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and enure to the benefit of the Sublandlord and its successors and assigns and the Subtenant and its permitted successors and assigns. No rights shall enure to the benefit of any assignee, subtenant or occupant unless the provisions of Article 8 of the Master Lease and paragraph 25 of this Sublease are complied with.

            27. Miscellaneous. Neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, covenants, promises or statements whatsoever, except to the extent expressly set forth in this Sublease, or (with respect to covenants and promises only) in the Master Lease Provisions. All understandings and agreements, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties. No surrender of possession of the Sublet Premises or of any part thereof or of any remainder of the term of this Sublease shall release
Subtenant from any of its obligations hereunder; unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Base Rent or other Rental payments from anyone other than Subtenant or permitted assignee shall not in itself be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant from the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Base Rent or Additional Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not in itself be deemed a waiver of such breach.

            28. Quiet Enjoyment. So long as Subtenant is not in default (beyond any applicable notice and cure period) under this Sublease, its quiet enjoyment of the Sublet Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.

            29. Sublandlord's Consent. Whenever Sublandlord's consent is required under this Sublease, (a) Sublandlord's rejection of a request made by Subtenant shall not be deemed unreasonable, in any case, if such rejection is based on Master-Landlord's rejection of such request, and (b) except as otherwise set forth herein, Sublandlord's consent shall not be unreasonably withheld or delayed. Where privity of contract is an issue, Sublandlord agrees to make any such request on Subtenant's behalf and provide Subtenant with the reasonable consent necessary to enforce Subtenant's rights and perform Subtenant's obligations under this Lease.

            30. Security Deposit. Contemporaneously with the execution of this Sublease, Subtenant shall provide to Sublandlord a security deposit in the amount of Sixty-nine Thousand Seven Hundred Dollars ($69,700.00) (the "Security Deposit"). The Security Deposit shall be held by the Sublandlord in segregated interest bearing account in a financial institution located in New York City. Providing Subtenant is not in default beyond any applicable grace period, accrued interest on such Security Deposit shall be paid annually in arrears to Subtenant during the first calendar year commencing January 1, 1999. The Security Deposit shall secure Subtenant's performance of its obligations under this Sublease. In the event Subtenant is in default the interest will accrue for the benefit of the ultimate recipient. The Security Deposit is not an advance payment of rent or a measure or limit of Sublandlord's damages upon a default or an event of default.

            31. End of Term. In addition to the terms and conditions set forth in Article 23 of the Master Lease, upon the expiration of this Sublease:

                  a. Subtenant shall surrender to Sublandlord those items set forth in Exhibit B in good working order, subject only to reasonable, use, wear and tear.

                  b. Subtenant shall remove all of its furniture, furnishings, trade fixtures and other movable property from the Sublet Premises, if required by the Master Lease; provided that Subtenant shall have no obligation to remove and/or restore the connecting door constructed by Sublandlord incident to the Tenant's Work described in the Master Lease.

                  c. Unless otherwise consented to in writing by the Sublandlord, Subtenant shall, at its sole cost and expense, remove all structural alterations made incident to Subtenant's Work, if such removal shall be required pursuant to the Master Lease.

            32. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings described in the Master Lease.

            33. Interpretation. In the event of any conflict or ambiguity between the terms and conditions of this Sublease and the Master Lease, the terms and condition of this Sublease shall control.

            34. Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            35. Facsimile. This Sublease may be executed via facsimile copy with the original to be delivered to the other party within seven (7) days thereafter.

            36. Severability. It is the intention of the parties that this Sublease shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereunder shall not render unenforceable, or impair, the remainder thereof. In the event any one or more of the provisions of this Sublease shall be deemed invalid or unenforceable, either in whole or in part, this Sublease shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable to the fullest extent permitted by law.

            37. Conflicting Provisions. In the event of any conflict, inconsistency or ambiguity between the provisions of this Sublease and the Master Lease Provisions, as between the Sublandlord and the Subtenant provisions of this Sublease shall control.

            IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the date and year first set forth above.



                        SUBLANDLORD:
                        HEALTH MANAGEMENT SYSTEMS, INC.


                          By: /s/ Vincent C. Hartley
                              --------------------------------
                              Vincent C. Hartley
                              Director of Administration


                        SUBTENANT:
                        SHANDWICK USA, INC.


                          By: /s/ Larry Kaplan
                              --------------------------------
                              Larry Kaplan
                              Chief Executive Officer
                              Shandwick Americas

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the 19th day of December, 1997, before me personally came Larry Kaplan, to me known, who, being by me duly sworn, did depose and say that he maintains a place of business at 405 Lexington Avenue, 16th Floor, New York, New York 10174; that he is the Chief Executive Officer of Shandwick USA, Inc., the corporation described in and which executed the foregoing instrument, that it was so executed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                             /s/ Maria G. Ketas
                                       -----------------------------
                                                Notary Public


                                                 MARIA G KETAS
                                        Notary Public, State of New York
                                                No. 24-5005897
                                           Qualified in Kings County
                                      Commission Expires December 21, 1998

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the 23rd day of December, 1997, before me personally came Vincent
C. Hartley, to me known, who, being by me duly sworn, did depose and say that he resides at 13 Doxey Drive, Glen Cove, New York 11542; that he is the Director of Administration of Health Management Systems, Inc., a New York, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                            /s/ Edith Hamilton
                                       -----------------------------
                                                Notary Public

                                            Edith Miszti Hamilton
                                      NOTARY PUBLIC. State of New York
                                                 No. 4905281
                                         Qualified in Nassau County
                                      Commission Expires Sept. 14, 1999

                                                                       EXHIBIT A


                                [GRAPHIC OMITTED]

                [Floor Plan of 387 Park Avenue South, 3rd Floor]

                                                             EXHIBIT A Continued


                                [GRAPHIC OMITTED]

                [Floor Plan of 401 Park Avenue South, 9th Floor]

                                                                       EXHIBIT B

                      [Letterhead of A. V. Services, Inc.]


                            HEALTH MANAGEMENT SYSTEMS

                               VTC CONFERENCE ROOK

      ALTINEX MX5608RS                         CONTROL SOFTWARE

      AUTO PATCH 1 YDM                         DISTRIBUTION MATRIX

      DENON DN-770R                            STEREO CASSETTE TAPE DECK

      EXTRON SYSTEM 4 LD                       SWITCHER SYSTEM

      EXTRON RGB 118                           UNIVERSIAL INTERFACES

      EXTRON MATRIX 200                        AUDIO/VIDEO SWITCHER SYSTEM

      FSR V-S                                  CHANNEL VIDEO SWITCHERS

      FUJINON TV LENS S16x6.7                  TV LENS
      BMD-D18

      GENTNER TI 7200                          TELECONFERENCING INTERFACE

      IED 4800                                 AUTOMATIC MIXER

      JBL CONTROL 5                            CONTROL MONITOR

      KODAK EKTAGRAPHIC                        SLIDE PROJECTOR

      NAVITAR KEYSTONE                         CORRECTION LENSES

      PC VIDEO HYPERCONVERTER 1280             COMPUTER GRAPHICS CONVERTER

      SONY DXC-950                             3CCD COLOR VIDEO CAMERA

      SONY CMA-D2                              CAMERA ADAPTOR

      SONY SVO 1610                            VIDEO CASSETTE RECORDER

      SONY VPH 1272Q                           MULTISCAN PROJECTOR

      TASCAM CD 301 MK II                      COMPACT DISC PLAYER

                      [Letterhead of A. V. Services, Inc.]


                            HEALTH MANAGEMENT SYSTEM

                               VTC CONFERENCE ROOM


      TOA E-32                               DUAL EQUALIZER

      TOA 906MK2                             POWER AMPLIFIER

      TOA P-1030D                            DUAL POWER AMPLIFIERS

      TOA 1000                               PLUG-IN MODULES

      VICON V6035PT                          PAN-AND-TILT DRIVE

      VIDEOTEK VDA-16                        DISTRIBUTION AMPLIFIER

      PICTURE TEL                            VIDEO CONFERENCING

      CONDORDE 4500                          SYSTEM WITH 2 CAMARAS

                                   Exhibit B


                                   The Lease

================================================================================

                             387 P.A.S. ENTERPRISES,


                                    Landlord


                                       TO

                        HEALTH MANAGEMENT SYSTEMS, INC.,


                                     Tenant


                                      LEASE


                              387 Park Avenue South
                               New York, New York


          The Land affected by the within Instrument lies in Section 3,
                   Block 883, on the Land Map of the County of
                              New York (Tax Lot 1).

================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

DEFINITIONS ............................................................... vi
ARTICLE 1   Demised Premises; Term; Rents .................................  1
ARTICLE 2   Use ...........................................................  4
ARTICLE 3   Tenant's Occupancy of the Demised Premises ....................  4
ARTICLE 4   Delivery of Possession; Right to Terminate for
            Failure to Deliver Fourth Floor Premises ......................  6
ARTICLE 5   Adjustments of Rent ...........................................  6
ARTICLE 6   Subordination; Notice to Lessors and Mortgagees ...............  8
ARTICLE 7   Quiet Enjoyment ............................................... 10
ARTICLE 8   Assignment and Subletting ..................................... 10
ARTICLE 9   Compliance With Laws and Requirements of Public Authorities ... 16
ARTICLE 10  Insurance ..................................................... 18
ARTICLE 11  Rules and Regulations ......................................... 21
ARTICLE 12  Tenant's Changes .............................................. 21
ARTICLE 13  Tenant's Property ............................................. 25
ARTICLE 14  Repairs and Maintenance ....................................... 26
ARTICLE 15  Electricity ................................................... 27
ARTICLE 16  Heat, Ventilation and Air-Conditioning ........................ 28
ARTICLE 17  Other Services ................................................ 29
ARTICLE 18  Access; Changes in Building Facilities; Name .................. 30
ARTICLE 19  Notice of Accidents ........................................... 31
ARTICLE 20  Non-Liability and Indemnification ............................. 31
ARTICLE 21  Destruction or Damage ......................................... 32
ARTICLE 22  Eminent Domain ................................................ 34
ARTICLE 23  Surrender ..................................................... 36
ARTICLE 24  Conditions of Limitation ...................................... 37
ARTICLE 25  Remedies and Damages .......................................... 38
ARTICLE 26  Waivers ....................................................... 41
ARTICLE 27  No Other Waivers or Modifications ............................. 42
ARTICLE 28  Curing Tenant's Defaults; Additional Rent; Reimbursement
            of Costs ...................................................... 43
ARTICLE 29  Broker ........................................................ 44
ARTICLE 30  Notices ....................................................... 44
ARTICLE 31  Estoppel Certificate; Memorandum .............................. 45
ARTICLE 32  Arbitration ................................................... 46
ARTICLE 33  No Other Representations; Construction; Governing Law,
            Consents ...................................................... 46
ARTICLE 34  Parties Bound ................................................. 47
ARTICLE 35  Certain Definitions and Construction .......................... 48
ARTICLE 36  Adjacent Excavation; Shoring .................................. 51

ARTICLE 37  Tenant's Option to Renew ...................................... 51
ARTICLE 38  Connection to the 401 Premises ................................ 53
Exhibit A   DESCRIPTION ................................................... 58
Exhibit B   WORKLETTER .................................................... 59
Exhibit C   RULES AND REGULATIONS ......................................... 62

                                  DEFINITIONS

"401 Building" has the meaning assigned in Section 38.01.

"401 Ground Lessor" has the meaning assigned in Section 38.01.

"401 Landlord" has the meaning assigned in Section 38.01.

"401 Lease" has the meaning assigned in Section 38.01.

"Additional Rent" has the meaning assigned in Section 1.04.

"After Hours Service" has the meaning assigned in Section 16.02.

"Base Rent" has the meaning assigned in Section 1.04.

"Base Tax Year" has the meaning assigned in Section 5.01.

"Building" has the meaning assigned in Section 1.01.

"Building Systems" means the mechanical, electrical (to the point of the junction box within the Demised Premises), sanitary, heating, elevator, plumbing, life-safety and other service systems of the Building.

"Business Days" has the meaning assigned in Section 16.02.

"Changes" has the meaning assigned in Section 12.01.

"Commencement Date" has the meaning assigned in Section 1.03.

"Control" or "control" means ownership of more than thirty-nine percent (39%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

"Date of Taking" has the meaning assigned in Section 22.01.

"Deficiency" has the meaning assigned in Section 25.02.

"Demised Premises" has the meaning assigned in Section 1.02.

"Event of Default" has the meaning assigned in Section 24.02.

"Existing Mortgage" has the meaning assigned in Section 6.01.

"Expiration Date" has the meaning assigned in Section 1.03.

"Fixed Expiration Date" has the meaning assigned in Section 1.03.

"Fourth Floor Delivery Date" has the meaning assigned in Section 1.03.

"Fourth Floor Premises" has the meaning assigned in Section 1.02.

"Governmental Authority (Authorities)" has the meaning assigned in Section 9.01.

"HV Service" has the meaning assigned in Section 16.02.

"Indemnitees" has the meaning assigned in Section 20.01.

"Initial Period" has the meaning assigned in Section 1.05.

"Land" has the meaning assigned in Section 1.01.

"Landlord's Work" has the meaning assigned in Section 3.01.

"Lease" has the meaning assigned in the preamble.

"Leaseback Space" has the meaning assigned in Section 8.02.

"Lessor" has the meaning assigned in Section 6.01.

"Non-Disturbance Agreement" has the meaning assigned in Section 6.04.

"Opening" has the meaning assigned in Section 38.01.

"Other Mortgages" has the meaning assigned in Section 6.01.

"Outside Date" has the meaning assigned in Section 4.02.

"Person(s) or person(s)" means any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

"Regular Hours" has the meaning assigned in Section 16.02.

"Renewal Term Commencement Date" has the meaning assigned in Section 37.01.

"Renewal Term" has the meaning assigned in Section 37.01.

"Rental" has the meaning assigned in Section 1.04.

"Rent Commencement Date" has the meaning assigned in Section 1.05.

"Requirements" has the meaning assigned in Section 9.01.

"Revised Rent Notice" has the meaning assigned in Section 37.02.

"Successor Landlord" has the meaning assigned in Section 6.03.

"Superior Leases" has the meaning assigned in Section 6.01.

"Superior Lessor" has the meaning assigned in Section 6.01.

"Superior Mortgages" has the meaning assigned in Section 6.01.

"Superior Mortgagee" has the meaning assigned in Section 6.01.

"Tax Statement" has the meaning assigned in Section 5.02.

"Tax Year" has the meaning assigned in Section 5.01.

"Taxes" has the meaning assigned in Section 5.01.

"Temporary Taking" has the meaning assigned in Section 22 04.

"Temporary Taking Termination Date" has the meaning assigned in Section 22.04.

"Tenant Fund" has the meaning as signed in Section 12.05.

"Tenant Fund Balance" has the meaning assigned in Section 12.05.

"Tenant's Monthly Share of Tax Increase" has the meaning assigned in Section
5.01.

"Tenant's Property" has the meaning assigned in Section 13.02.

"Tenant's Proportionate Share of Tax Increase" has the meaning assigned in
Section 5.01.

"Tenant's Proportionate Share" has the meaning assigned in Section 5.01.

"Tenant's Work" has the meaning assigned in Section 3.01.

"Term" has the meaning assigned in Section 1.03.

"Termination Notice" has the meaning assigned in Section 4.02.

"Third Floor Premises" has the meaning assigned in Section 1.02.

"Units" has the meaning assigned in Section 16.03.

                                      LEASE

            Lease, dated as of the 15th day of March, 1996 (this "Lease"), by and between 387 P.A.S. ENTERPRISES, a New York partnership having an office at 387 Park Avenue South, New York, New York 10016 ("Landlord") and HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation having corporate headquarters at 401 Park Avenue South, New York, New York 10022 ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1

                          Demised Premises; Term; Rents

            1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 387 Park Avenue South, in the Borough of Manhattan, City, County and State of New York (the "Building"), on the parcel of land more particularly described in Exhibit A (the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon, and subject to, the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

            1.02 The premises hereby leased to Tenant are the entire third (3rd) floor (the "Third Floor Premises") and the entire fourth (4th) floor (the "Fourth Floor Premises") of the Building consisting of approximately 33,320 square feet in the aggregate. Each of the Third Floor Premises and the Fourth Floor Premises, together with all fixtures and equipment that, at the commencement or during the term of this Lease, are thereto attached (except items removable by Tenant as provided in Article 13), constitute and are hereinafter collectively called the "Demised Premises".

            1.03 The term of this Lease (the "Term"), shall commence on the date on which Landlord delivers possession to Tenant of the Third Floor Premises (the "Commencement Date"), and shall expire at noon on the last day of the month in which occurs the day immediately preceding the tenth (10th) anniversary of the date (the "Fourth Floor Delivery Date") on which Landlord delivers possession to Tenant of the Fourth Floor Premises (the "Fixed Expiration Date" the Fixed Expiration Date or such earlier or later date upon which said Term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law is hereinafter referred to as the "Expiration Date").

            1 04 The rents reserved under this Lease for the Term shall be and consist of:

            (a) "Base Rent," payable in advance to Landlord on the first day of each and every calendar month during the Term, as follows:

                  (i) For the period commencing on the Commencement Date through and including the last day of the month in which the day immediately preceding the first (1st) anniversary of the Rent Commencement Date occurs, in the amount of Six Hundred Seventy-Four Thousand Seven Hundred Thirty Dollars ($674,730) per annum, which shall be payable in equal monthly installments of $56,227.50;

                  (ii) For the period commencing on the first (1st) anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the second (2nd) anniversary of the Rent Commencement Date occurs, in the amount of Seven Hundred One Thousand Seven Hundred Nineteen Dollars ($701,719) per annum, which shall be payable in equal monthly installments of $58,476.58;

                  (iii) For the period commencing on the second (2nd)
            anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the third (3rd) anniversary of the Rent Commencement Date occurs, in the amount of Seven Hundred Twenty-Nine Thousand Seven Hundred Eighty-Eight Dollars ($729,788) per annum, which shall be payable in equal monthly installments of $60,815.67;

                  (iv) For the period commencing on the third (3rd) anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the fourth (4th) anniversary of the Rent Commencement Date occurs, in the amount of Seven Hundred Fifty-Eight Thousand Nine Hundred Seventy-Nine Dollars ($758,979) per annum, which shall be payable in equal monthly installments of $63,248.25;

                  (v) For the period commencing on the fourth (4th) anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date occurs, in the amount of Seven Hundred Eighty Nine Thousand Three Hundred Thirty-Nine Dollars ($789,339) per annum, which shall be payable in equal monthly installments of $65,778.25;

                  (vi) For the period commencing on the fifth (5th) anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the sixth (6) anniversary of the Rent Commencement Date occurs, in the amount of Eight Hundred Twenty Thousand Nine Hundred Twelve Dollars ($820,912) per annum, which shall be payable in equal monthly installments of $68,409.33;

                  (vii) For the period commencing on the sixth (6th) anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the seventh (7th) anniversary of the Rent Commencement Date occurs, in the amount of Eight Hundred Fifty-Three Thousand Seven Hundred Forty-Nine Dollars ($853,749) per annum, which shall be payable in equal monthly installments of $71,145.75;

                  (viii) For the period commencing on the seventh (7th)
            anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the eighth (8th) anniversary of the Rent Commencement Date occurs, in the amount of Eight Hundred Eighty-Seven Thousand Eight Hundred Ninety-Nine Dollars ($887,899) per annum, which shall be payable in equal monthly installments of $73,991.58;

                  (ix) For the period commencing on the eighth (8th) anniversary of the Rent Commencement Date through and including the last day of the month in which the day immediately preceding the ninth (9th) anniversary of the Rent Commencement Date occurs, in the amount of Nine Hundred Twenty-Three Thousand Four Hundred Fifteen Dollars ($923,415) per annum, which shall be payable in equal monthly installments of $76,951.25;

                  (x) For the period commencing on the ninth (9th) anniversary of the Rent Commencement Date through and including the Fixed Expiration Date, in the amount of Nine Hundred Sixty Thousand Three Hundred Fifty-One Dollars ($960,351) per annum, so much of which shall be applicable pro rata to the foregoing period shall be payable in equal monthly installments of $80,029.25; and

            (b) "Additional Rent" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder, all to be paid to Landlord at its office, or at such other place, or to such agent and at such place, as Landlord may designate from time to time by notice to Tenant, in lawful money of the United States of America. All Base Rent, Additional Rent and other items of rent payable under this Lease by Tenant to Landlord are collectively hereinafter referred to as "Rental".

            1.05 Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing hereunder, Tenant shall not be required to pay Base Rent for the period commencing on the Commencement Date and ending on the 150th day following the Fourth Floor Delivery Date, both dates inclusive (the "Initial Period"; the first day following the expiration of the Initial Period is hereinafter referred to as the "Rent Commencement Date"). All of the other terms, provisions and conditions of this Lease shall apply with full force and effect during the Initial Period.

            1.06 Tenant shall pay Base Rent and Additional Rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction, or setoff whatsoever.

            1.07 If the Rent Commencement Date falls on a day other than the first day of a calendar month, then, on the Rent Commencement Date, Tenant shall pay to Landlord a sum equal to $1,874.25 multiplied by the number of days in the period from the Rent Commencement Date to the last day of the calendar month in which the Rent Commencement Date occurs, both dates inclusive.

            1.08 Notwithstanding the provisions of Section 1.05, during the Initial Period, Tenant shall pay all items of Rental otherwise due and payable hereunder except Base Rent.

                                    ARTICLE 2

                                       Use

            2.01 Tenant shall use and occupy the Demised Premises for executive offices, general offices and uses incidental thereto, including, without limitation, computer rooms for use by Tenant and its employees, and for no other purpose. Neither the Demised Premises nor any part thereof shall be used: (i) as a restaurant, luncheonette, or otherwise for the preparation and/or sale of food for on or off premises consumption; (ii) as a discount store; (iii) as a multiple tenancy store; (iv) by a foreign or domestic governmental agency; (v) as a betting parlor or gambling casino; or (vi) by a utility company.

            2.02 If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant, at its expense, shall duly procure, and thereafter maintain, such license or permit and submit the same for inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of any such license or permit.

            2.03 Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

                                    ARTICLE 3

                   Tenant's Occupancy of the Demised Premises

            3.01 Subject to the provisions of Article 4, the Demised Premises shall be completed and prepared for Tenant's occupancy as provided in Exhibit B attached hereto and made a part hereof. The work to be performed in the Demised Premises by Landlord at Landlord's sole cost and expense in accordance with Exhibit B is hereinafter called "Landlord's Work". Any Change undertaken by Tenant to prepare the Demised Premises for Tenant's occupancy in accordance with Exhibit B is hereinafter called "Tenant's Work." Tenant's Work shall be performed in accordance with all provisions of Article 12 hereof as if such work comprised a Change (as such term is defined in Article 12).

            3.02 Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Demised Premises in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in the Demised Premises except for the items of Landlord's Work set forth on Exhibit B.

            3.03 (a) Landlord shall give Tenant written notice at least ten (10) days in advance of the date when Landlord expects to deliver to Tenant possession of each portion of the Demised Premises.

                 (b) Tenant expressly acknowledges that, in accordance with good construction practice and scheduling, Landlord's Work will be performed by Landlord prior to, or simultaneously with, the performance by Tenant of Tenant's Work (or portions thereof). Landlord and Tenant agree to cooperate with each other (including, without limitation, coordination of scheduling between the contractors performing Landlord's Work and the contractors performing Tenant's
Work) to permit Landlord's Work to be performed when required, in accordance with good construction practice and scheduling simultaneously with Tenant's Work. As used in this Lease, "substantially complete," "substantial completion" or other words of like import shall mean completion other than (i) minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items, which remain to be performed and (ii) any long lead work which remains to be performed.

                 (c) Landlord shall not be liable in any way to Tenant for any damages or losses arising by reason of the performance of Landlord's Work and the same shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. Tenant shall cooperate fully with Landlord so as to not interfere with the completion of any Landlord's Work.

                                    ARTICLE 4

             Delivery of Possession; Right to Terminate for Failure
                        to Deliver Fourth Floor Premises

            4.01 Landlord shall deliver possession to Tenant of the Third Floor Premises on the Commencement Date and the Fourth Floor Premises on the Fourth Floor Delivery Date.

            4.02 If Landlord shall be unable to deliver possession to Tenant of the Fourth Floor Premises on or before the date which is nine (9) months following the date hereof (the "Outside Date"), either Landlord or Tenant, by delivering notice (the "Termination Notice") to the other within thirty (30) days after the Outside Date, may terminate this Lease. Upon the giving of such notice, this Lease shall terminate on the date set forth in the Termination Notice, but not sooner than the tenth (10th) day nor later than the thirtieth
(30th) day after such notice is given, and Tenant shall vacate the Third Floor Premises and surrender the same to Landlord in accordance with the provisions of
Article 23 hereof.

                                    ARTICLE 5

                               Adjustments of Rent

            5.01 Tax Escalation. For purposes of Sections 5.01 to 5.05:

            (a) "Taxes" shall mean the aggregate amount of real estate taxes, assessments and special assessments imposed upon the Building and the Land. If, at any time during the term of this Lease, the methods of taxation prevailing on the Commencement Date shall be altered so that, in lieu of, as an addition to, or as a substitute for the whole or any part of the taxes, assessments, levies, impositions, or charges now levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed (i) a tax, assessment, levy, imposition, or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, (ii) a tax, assessment, levy, imposition, or charge measured by, or based in whole or in part upon, the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions, or charges, or the part thereof so measured or based, shall be deemed to be included within the term Taxes for the purposes hereof. With respect to any Tax Year, all expenses, including reasonable attorney's fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year.

            (b) "Tax Year" shall mean the fiscal year commencing July 1 and ending on the next succeeding June 30 for which Taxes are levied by the governmental authority.

            (c) "Base Taxes" shall mean the average of (i) the Taxes payable for the Tax Year commencing July 1, 1995 and ending June 30, 1996 and (ii) the Taxes payable for the Tax Year commencing July 1, 1996 and ending June 30, 1997.

            (d) "Tenant's Proportionate Share" shall mean, for purposes of this Lease and all calculations in connection herewith, 16.67%, which percentage is based on a measurement, for purposes of this Article 5 only, of 16,660 square feet for each floor comprising the Demised Premises.

            (e) "Tenant's Proportionate Share of Tax Increase" shall mean Tenant's Proportionate Share multiplied by the amount by which the Taxes for the subject Tax Year exceed the Base Taxes, as finally determined.

            (f) "Tenant's Monthly Share of Tax Increase" shall mean one-twelfth (1/12th) of Tenant's Proportionate Share of Tax Increase.

            5.02 If the Taxes payable for any Tax Year (any part or all of which falls within the Term and after the Rent Commencement Date) shall represent an increase above the Base Taxes, then, within sixty (60) days after Landlord shall receive its tax bill for such Tax Year, Landlord shall furnish Tenant with a written statement setting forth Tenant's Proportionate Share of Tax Increase and Tenant's Monthly Share of Tax Increase for such Tax Year, which statement shall be sent to Tenant together with a copy of the tax bill received by Landlord. Each statement furnished under this Section 5.02 is hereinafter called a "Tax Statement." On the later to occur of (i) the first day of the month following the furnishing to Tenant of a Tax Statement and (ii) ten (10) days following the furnishing to Tenant of a Tax Statement, Tenant shall pay to Landlord Tenant's Monthly Share of Tax Increase and shall continue to make such payments until the first day of the month following the month in which Landlord shall deliver to Tenant a new Tax Statement. If Landlord furnishes a Tax Statement for a new Tax Year subsequent to the commencement thereof, promptly after the new Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment for the current tax year in accordance with the Tax Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year.

            5.03 Every Tax Statement furnished by Landlord shall be conclusive and binding upon Tenant, unless Tenant shall notify Landlord within thirty (30) days after the receipt of such statement that it disputes the correctness of the computations made thereon, specifying the particular respects in which such computations are claimed to be incorrect. Pending the resolution of such dispute, Tenant shall, within thirty (30) days after receipt of such disputed Tax Statement, pay any Additional Rent due in accordance therewith, but such payment shall be without prejudice to Tenant's position. If the dispute shall be resolved in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the disputed Tax Statement.

            5.04 Notwithstanding the fact that the aforesaid increase in rent is measured by an increase in Taxes over the Base Taxes, such increase is Additional Rent and shall be paid by Tenant as herein provided regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

            5.05 (a) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods as to which Tenant has paid its share of increases, Landlord shall, after deducting its expenses (including reasonable attorneys' fees and disbursements in connection therewith), return Tenant's Proportionate Share of such rebate to Tenant or, at Landlord's option, credit Tenant's Proportionate Share of such rebate against Tenant's payment of Base Rent next becoming due.

                 (b) In the event that, after a Tax Statement has been sent to Tenant, the assessed valuation of the Land and the Building which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event:
(i) the Base Taxes shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive payments of Tenant's Proportionate Share of Tax Increase resulting from such retroactive adjustment shall be due and payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and payments of Tenant's Proportionate Share of Tax Increase.

            5.06 Tenant's liability for the amounts due under this Article 5 shall survive the expiration of the term hereof, and any amount due for a partial period between the expiration of a Tax Year, calendar year, or lease year and the Expiration Date shall be prorated.

                                    ARTICLE 6

                      Subordination; Notice to Lessors and
                                   Mortgagees

            6.01 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to: (a) all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing (collectively, the "Superior Leases"); (b) that certain mortgage (the "Existing Mortgage") between Landlord and Chemical Bank, and all other mortgages that may now or hereafter affect the Land and/or the Building and/or any of the Superior Leases, whether or not the Existing Mortgage or any such mortgages shall also cover other land and/or buildings (the "Other Mortgages" and, together with the Existing Mortgage, the "Superior Mortgage") (c) each and every advance made, or hereafter to be made, under the Superior Mortgages; (d) all renewals, modifications, replacements and extensions of such Superior Leases and/or Superior Mortgages; and (e) all spreaders and consolidations of the Superior Mortgages. This Section 6.01 shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall, within ten (10) days after receipt thereof, execute and deliver any instrument that Landlord, the Lessor of any Superior Lease (each, a "Superior Lessor"), the holder of any Superior Mortgage (each, a "Superior Mortgagee") or any of their respective successors in interest may reasonably request to evidence such subordination.

            6.02 In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to any Superior Mortgagee and any Superior Lessor whose name and address shall previously have been furnished to Tenant in writing by Landlord and (b) unless such act or omission shall be one that is not capable of being remedied by Landlord or such Superior Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided that such Superior Mortgagee or Superior Lessor shall give Tenant written notice of its intention to remedy such act or omission and shall, with due diligence, commence and continue to do so.

            6.03 If any Superior Mortgagee or Superior Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of the party so succeeding to Landlord's rights (herein sometimes called the "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant, upon all of the terms, conditions and covenants as are set forth in this Lease and as shall be applicable after such attornment, except that the Successor Landlord shall not:

            (a) be liable for any previous act or omission of any prior landlord (including Landlord) under this Lease;

            (b) be subject to any offset, not expressly provided for in this Lease, that shall have theretofore accrued to Tenant against Landlord; or

            (c) be bound by any previous modification of this Lease not expressly provided for in this Lease or by any previous prepayment of more than one month's Base Rent or any Additional Rent then due, unless such modification or prepayment shall have been expressly approved in writing by such Superior Lessor or Superior Mortgagee, as the case may be.

            6.04 Landlord agrees that it will use reasonable efforts to obtain from the holder of the Existing Mortgage, and from any other Superior Mortgagee and/or Superior Lessor, a non-disturbance agreement or a recognition agreement, as the case may be (each, a "Non-Disturbance Agreement"), for the benefit of Tenant, to the effect that as long as Tenant is not in default in the payment of Rental or of any of the other covenants and conditions of this Lease beyond any applicable grace period, and provided Tenant shall agree to attorn to and recognize any such Superior Mortgagee and/or Superior Lessor, as a Successor Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, that its rights as Tenant hereunder shall not be terminated and the possession of Tenant shall not be disturbed by any such Superior Mortgagee or Superior Lessor, and that any sale at foreclosure will be subject to this Lease. The inability of Landlord to obtain such Non-Disturbance Agreement, despite reasonable efforts on its part, shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof or affect the validity of this Lease in any manner whatsoever. Landlord's agreement to use reasonable efforts shall not impose any obligation upon Landlord to incur any cost or expense or to institute any legal or other proceeding in connection with obtaining such Non-Disturbance Agreement.

                                    ARTICLE 7

                                 Quiet Enjoyment

      For so long as Tenant pays all of the Rental due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises, subject, nevertheless, to the obligations of this Lease and, as provided in Article 6, to the Superior Leases and the Superior Mortgages

                                    ARTICLE 8

                            Assignment and Subletting

            8.01 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this Lease or any of its rights or its estate hereunder or any part thereof, sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises, or any part thereof, to be used or occupied by others, without the prior written consent of Landlord in each instance. If this Lease be assigned in whole or in part, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the Rental herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord's consent to an assignment or subletting shall not, in any way, be construed to relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. Except as otherwise set forth in Section 8.05 hereof, in no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord's prior written consent in each instance.

            8.02 If Tenant shall, at any time or times during the Term, desire to assign this Lease in whole or in part, or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (a) a copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred and eighty (180) days after the giving of such notice; (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises; and (c) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option: (i) terminate this Lease (if the proposed transaction is an assignment of this Lease or a sublease of all or substantially all of the Demised Premises); or (ii) terminate this Lease with respect to such space (the "Leaseback Space") (if the proposed transaction is a sublease of part of the Demised Premises for the remaining portion of the Term). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period, Tenant shall not assign this Lease or sublet such space to any person. If Landlord shall fail to notify Tenant within such thirty (30) day period of Landlord's intention to exercise any of its options under this Section 8.02, Landlord shall be deemed to have consented to the proposed assignment or subletting in accordance with the provisions of Section 8.06.

            8.03 If Landlord exercises its option to terminate this Lease in the event that Tenant desires either to assign this Lease or to sublet all or substantially all of the Demised Premises, then this Lease shall end and expire upon the date that such assignment or subletting was to be effective or to commence, as the case may be, and the Base Rent and Additional Rent shall be apportioned and paid to such date.

            8.04 If Landlord exercises its option to terminate this Lease with respect to the Leaseback Space in the event that Tenant desires to sublet the Leaseback Space for the remainder of the Term, then (a) this Lease shall end and expire, with respect to such part of the Demised Premises, on the date upon which the proposed sublease was to commence; (b) from and after such date, the Base Rent and Additional Rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the costs (which shall be commercially reasonable) incurred by Landlord in physically separating such part of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

            8.05 In the event that Tenant complies with the provisions of
Section 8.02 and Landlord does not exercise an option provided to it thereunder within the time provided therefor, and provided that Tenant is not in default of any of Tenant's obligations under this Lease after notice and the expiration of any applicable grace period, subject to the provisions of Section 8.02, Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

            (a) in Landlord's sole judgment, the proposed assignee or subtenant is engaged in such a business, and the Demised Premises, or the relevant part thereof, will be used in such a manner, that: (i) is in keeping with the then standards of the Building; (ii) is limited to the use expressly permitted under this Lease; and (iii) will not violate any restrictive covenant as to use contained in any other lease of space in the Building;

            (b) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with proof thereof acceptable to Landlord in its sole discretion;

            (c) neither (i) the proposed assignee or sublessee nor (ii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

            (d) the proposed assignee or sublessee is not a person with whom Landlord is then negotiating, or has negotiated within the past six (6) months, to lease space in the Building, provided that at the time of any such proposal to assign or sublet, Landlord has sufficient available space to let in the Building to such proposed assignee or subleasee other than the Demised Premises or that portion of the Demised Premises proposed to be sublet by Tenant;

            (e) the proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

            (f) there shall not be more than one (1) subtenant per floor of the Demised Premises;

            (g) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Demised Premises as though the Demised Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 8.02;

            (h) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent;

            (i) Tenant shall not have: (i) advertised or publicized in any way the availability of the Demised Premises without prior notice to, and approval by, Landlord, which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental or (ii) listed the Demised Premises for subletting or assignment with a broker, agent or representative, other than the then managing agent of the Building or other agent designated by Landlord or approved by Landlord in advance in writing, or at a rental rate less than the greater of (x) the Base Rent and Additional Rent then payable hereunder for such space and (y) the prevailing rental rate at which Landlord is then offering to lease other comparable space in the Building;

            (j) the sublease shall not allow use of the Demised Premises or any part thereof for purposes other than those set forth in Article 2;

            (k) the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease beyond noon of the day immediately prior to the Expiration Date.

            8.06 If, after receipt of Tenant's notice delivered in accordance with the provisions of Section 8.02, Landlord shall fail to notify Tenant within thirty (30) days of Landlord's intention to exercise its rights pursuant to
Section 8.02 or of Landlord's consent to or disapproval of the proposed assignment or subletting pursuant to the provisions of Section 8.05, or if Landlord shall have consented to such subletting as provided in Section 8.05 hereof, Tenant shall have the right to assign or sublease, as the case may be, all or part of the Demised Premises to the proposed assignee or subtenant on the same terms and conditions set forth in the proposed assignment or sublease, as the case may be, and in Section 8.05, subject to the terms and conditions of this Lease. In the event that (a) Landlord fails to exercise any of its options under Section 8.02 and consents or is deemed to have consented to a proposed assignment or sublease and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented, or was deemed to have consented, within ninety (90) days after the giving or deemed giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 8.02 before assigning this Lease in whole or in part or subletting all or part of the Demised Premises.

            8.07 Each subletting pursuant to this Article 8 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. In the event of any subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Base Rent and Additional Rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any subtenant or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant, or any person claiming through or under Tenant, shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article 8. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 8.02, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            8.08 With respect to each and every sublease or subletting, whether made with Landlord's consent pursuant to Section 8.01 or without Landlord's consent pursuant to Section 8.11, it is further agreed that:

            (a) no subletting shall be for a term ending later than one (1) day prior to the Expiration Date;

            (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

            (c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, reentry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of this Lease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under such sublease; (ii) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant; or (iii) be bound by any previous modification of such sublease which was not consented to in writing by Landlord or by any previous prepayment of more than one month's Base Rent or any Additional Rent then due.

            8.09 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 8.01 or without Landlord's consent pursuant to
Section 8.11 (b), shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed and observed and whereby the assignee shall agree that the provisions contained in Section 8.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

            8.10 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

            (a) in the case of an assignment, an amount equal to fifty (50%) percent of (x) all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment (including all sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less (y) the sum of (i) the amounts paid by Tenant for brokerage and legal fees with respect to such assignment provided such fees are reasonable and Landlord receives satisfactory verification of the payment of same, and (ii) the amounts paid by Tenant expressly and solely for the purpose of preparing the Demised Premises for such assignee's occupancy as determined by Tenant's federal income tax returns, provided Landlord receives satisfactory verification of payment of same; and

            (b) in the case of a sublease, fifty (50%) percent of any rents, additional charges, or other cost or consideration payable under the sublease by the subtenant to Tenant that are in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less (i) the amounts paid by Tenant for brokerage and legal fees with respect to such sublease provided such fees are reasonable and Landlord receives satisfactory verification of the payment of same, and (ii) the amounts paid by Tenant expressly and solely for the purpose of preparing the Demised Premises or portion thereof for such sublessee's occupancy if not used by Tenant subsequent to the expiration of the term of the sublease, provided Landlord receives satisfactory verification of payment of same;

The sums payable under subsections (a) and (b) above shall be paid to Landlord as and when payable by the assignee or subtenant, as the case may be, to Tenant.

            8.11 (a) Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in

Tenant (if Tenant is a partnership or other entity) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 8, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 8.11 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                  (b) As long as Health Management Systems, Inc. is Tenant, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord and without Landlord having the right granted in Section 8.02(i) hereof to recapture, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) to a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with Tenant. Notwithstanding anything to the contrary in this Article 8, if the provisions of this Section 8.1l(b)(i), (ii) or (iii) shall be applicable to any assignment of this Lease, then the provisions of Section 8.10(a) and (b) shall not be applicable.

            8.12 The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant's part to be performed and observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease

            8.13 The listing of the name of a person or entity other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises in such person or entity, nor shall it be deemed to be an indication that Landlord has consented to any assignment or transfer of this Lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others.

                                    ARTICLE 9

                    Compliance With Laws and Requirements of
                               Public Authorities

            9.01 (a) Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Requirement (hereinafter defined) and, at Tenant's sole cost and expense, Tenant shall comply with all Requirements that shall, with respect to the Demised Premises, the use and occupancy thereof, or the abatement of any nuisance, impose any violation, order, or duty on Landlord or Tenant, arising from: (i) Tenant's use of the Demised Premises; (ii) the manner of conduct of Tenant's business or operation of its installations, equipment, or other property therein; (iii) any cause or condition created by or at the instance of Tenant, including, without limitation, Tenant's Changes performed by or on behalf of Tenant; or (iv) the breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in subsection (ii), (iii), or (iv) above. Furthermore, Tenant need not comply with any such Requirement for so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02. Landlord, at its expense, shall comply with all Requirements applicable to the Demised Premises and the Building other than those Requirements with which Tenant or other tenants of the Building are required to comply subject to Landlord's right to contest the legality or applicability of same.

            (b) As used herein, "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Land, the Building or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Land, the Building or any portion thereof.

            (c) As used herein, "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Land, the Building or any portion thereof.

            9.02 Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Demised Premises, provided that (a) Landlord (or any Indemnitee [hereinafter defined]) shall not be subject to criminal penalty, imprisonment or to prosecution for a crime, nor shall the Land, the Building or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Demised Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty percent (120%) of the sum of (A) the cost of such compliance, (B) the civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord), and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Superior Mortgage or Superior Lease, or if such Superior Lease or Superior Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Superior Lessor, a Superior Mortgagee, or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charges are withdrawn ten (10) days before Landlord (or any Indemnitee), such Superior Lessor or Superior Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

                                   ARTICLE 10

                                    Insurance

            10.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the Demised Premises that would: (a) subject Landlord to any liability or responsibility for personal injury, death, or property damage; (b) increase the fire or other casualty insurance rate on the Building or the property therein over the rate that would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 10.07); or (c) result in insurance companies of good standing refusing to insure the Building or any of such property in amounts satisfactory to Landlord.

            10.02 Tenant covenants to provide, on or before the Commencement Date, and to keep in force during the term hereof, the following insurance coverage:

            (a) for the benefit of Landlord and Tenant, a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of New York, and the limits of liability thereunder shall not be less than the respective amounts of Three Million ($3,000,000.00) Dollars of combined single limit coverage on a per occurrence basis in respect of personal injury or death and Five Hundred Thousand ($500,000.00) Dollars in respect of property damage. Such insurance may be carried under a blanket policy or policies covering the Demised Premises and other locations of Tenant, if any; and

            (b) fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's work, located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "XIII."

Prior to the time that such insurance is first required to be carried by Tenant, and, thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord certificates evidencing such insurance, provided that said certificates contain an endorsement that such insurance may not be modified or cancelled except upon fifteen (15) days' notice to Landlord, together with evidence of payment of same. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

            10.03 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering their respective interests in the Building, the Demised Premises, or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this Lease. If, and to the extent that, such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided in Sections 10.04 and 10.05, the party benefitting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

            10.04 In the event that Landlord shall be unable at any time to obtain one of the provisions referred to in Section 10.03 in any of its insurance policies, Landlord shall, at Tenant's option, cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an assured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

            10.05 In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in Section 10.03 in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under
Section 10.03 with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order to Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

            10.06 Subject to the provisions of Sections 10.03, 10.04 and 10.05, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) that it might otherwise have against the other party for loss, damages, or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

            10.07 If, by reason of failure of Tenant to comply with the provisions of Section 9.01 or Section 10.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

            10.08 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 10.07, the dispute shall be determined by arbitration.

            10.09 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

                                   ARTICLE 11

                              Rules and Regulations

            11.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and with such reasonable changes thereto (whether by modification, elimination, or addition) as Landlord, at any time or times hereafter, may make and communicate in writing to Tenant, provided that such changes do not unreasonably affect the conduct of Tenant's business in the Demised Premises (except with respect to any such changes that are required by any governmental law, rule, regulation, ordinance, or similar decree). In the event, however, that there is any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall prevail.

            11.02 Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations, or the terms, covenants, or conditions contained in any other lease, against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such tenant's employees, agents, or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such a manner as to discriminate against Tenant or any person claiming under or through Tenant. Landlord shall not enforce any rule or regulation against Tenant if Tenant establishes that Landlord is not generally enforcing such rule or regulation in the Building.

                                   ARTICLE 12

                                Tenant's Changes

            12.01 Tenant may, from time to time during the Term and at its sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (collectively, "Changes") in and to the Demised Premises, excluding structural Tenant's Changes, as Tenant may reasonably consider necessary for the conduct of its business therein, on the following conditions:

            (a) the outside appearance or strength of the Building, or of any of its structural parts, shall not be affected;

            (b) except as may be expressly permitted by the provisions of
Article 38, no part of the Building outside of the Demised Premises shall be physically affected;

            (c) the proper functioning of any of the Building Systems shall not be adversely affected, and the usage of such Building Systems by Tenant shall not be materially increased;

            (d) in performing the work involved in making such Tenant's Changes, Tenant shall observe, and be bound by, all of the conditions and covenants contained in this Article 12; and

            (e) before proceeding with any Change costing in excess of $25,000 (exclusive of the costs of decorating work and items constituting Tenant's Property, as defined in Article 13, and of any architect's and engineer's fees), or any Change to the Building Systems, Tenant shall submit to Landlord, for Landlord's approval, which approval shall not be unreasonably withheld or delayed provided the remaining conditions of this Section 12.01 have been satisfied, plans and specifications for the work to be done. Landlord may, as a condition of its consent, require Tenant to make revisions in and to the plans and specifications with respect to any Tenant's Change.

            12.02 Tenant shall, at its expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes, and, upon completion, for final approval thereof, and shall cause Tenant's Changes to be performed in compliance therewith, as well as with all applicable Requirements, in a good and workmanlike manner, using new materials and equipment of a quality and class at least equal to the installations in the Building existing on the Commencement Date. Tenant's Changes shall be performed in such a manner as not to unreasonably interfere with or delay, and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant shall, at its expense, carry, or cause to be carried, workers' compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in
Section 10.02 hereof. All such insurance policies shall name Landlord and its agents as additional insureds, be in such limits as Landlord may reasonably prescribe and be placed with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment, or other property in the Demised Premises that are not Tenant's Property, such fixtures, equipment, or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment, or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing, and Tenant shall, upon Landlord's request, store and preserve, at Tenant's sole cost and expense, any such fixtures, equipment, or property so removed and shall return same to Landlord in good condition, subject to reasonable wear and tear, upon the expiration or sooner termination of this Lease. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction and acceptable to Landlord.

            12.03 Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with,

Tenant's Changes that shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction on or before the date that shall be thirty (30) days after Tenant receives notice of such violation. Tenant shall defend, indemnify and save Landlord harmless from and against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises, and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Subject to the provisions of the succeeding sentence, Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within twenty (20) days after the earlier to occur of (i) the date on which Tenant receives notice of such lien and (ii) the date Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of Section 9.02.

            12.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner that would: (a) create any work stoppage, picketing, labor disruption, or dispute; (b) violate Landlord's union contracts affecting the Land and/or Building; or (c) interfere with the business of Landlord or any tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from Tenant's exercise of any of its rights pursuant to the provisions of this Article 12, Tenant shall, immediately, upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises.

            12.05 (a) Landlord shall contribute an amount not to exceed Five Hundred Ninety-Nine Thousand Seven Hundred Sixty Dollars ($599,760) in the aggregate (the "Tenant Fund") toward the cost of (i) Tenant's Work in accordance with the provisions of Section 12.05(b) and (c) and (ii) other Tenant Changes throughout the Term in accordance with the provisions of Section 12.05(d) and
(e).

                  (b) Landlord shall disburse a portion of the Tenant Fund to Tenant from time to time, within thirty (30) Business Days after receipt of the items set forth in Section 12.05(c) hereof, provided that on the date of a request and on the date of disbursement from the Tenant Fund no Event of Default shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an officer of Tenant and Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and materialmen which have not been the subject of a previous disbursement from the Tenant Fund multiplied by a fraction, the numerator of which is 599,760 and the denominator of which is the total cost of Tenant's Work as estimated by Tenant's independent licensed architect and as approved by Landlord (which approval shall not be unreasonably withheld or delayed), which fraction shall be subject to readjustment as provided by Section 12.05(c) hereof (but in no event shall such fraction be greater than one (1)).

                  (c) Landlord's obligation to make disbursements from the Tenant Fund shall be subject to Landlord's verification of the total cost of Tenant's Work as estimated by Tenant's independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by an officer of Tenant, together with the certification required by Section 12.05(b) hereof,
(b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with Tenant's Work and incorporated in the Demised Premises which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) if requested by Landlord, waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Tenant's Work relating to the portion of Tenant's Work theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made (except to the extent such waivers of lien were previously furnished to Landlord upon a prior request), and
(e) a certificate of Tenant's independent licensed architect stating (i) that, in his opinion, the portion of Tenant's Work theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner and substantially in accordance with the final detailed plans and specifications for such Tenant's Work, as approved by Landlord, (ii) the percentage of completion of Tenant's Work as of the date of such certificate, and (iii) the revised estimated total cost to complete Tenant's Work. If the revised estimated total cost of Tenant's Work increases above the original estimated total cost of Tenant's Work by more than five percent (5%), then the denominator of the fraction referred to in Section 12.05(b) hereof shall be adjusted appropriately.

                  (d) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 12.05 exceed the amount of the Tenant Fund. Upon the completion of Tenant's Work and satisfaction of the conditions set forth in
Section 12.05(e) hereof, any amount of the Tenant Fund which has not been previously disbursed (the "Tenant Fund Balance") may be disbursed by Landlord toward the cost of Tenant's Changes during the Term in accordance with the provisions of Section 12.05(b) and (c). Notwithstanding the foregoing, (i) the provision of Section 12.05(b) requiring that the aggregate amount of a requested disbursement be multiplied by a fraction to determine the portion of the disbursement to be paid and (ii) clauses (ii) and (iii) and the last sentence of
Section 12.05(c) shall not be deemed to apply to any requested disbursement from the Tenant Fund Balance with respect to a Tenant Change which is not part of Tenant's Work. Upon the disbursement of the entire Tenant Fund, Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant. It is expressly understood and agreed that, provided no Event of Default shall have occurred and be continuing, Tenant shall complete, at its sole cost and expense, Tenant's Work, whether or not the Tenant Fund Balance is sufficient to fund such completion. Any costs to complete Tenant's Work in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant. It is further expressly understood and agreed that, provided no Event of Default shall have occurred and be continuing, Tenant may assign its right, title and interest in and to the Tenant Fund Balance to any assignee under an assignment or any sublessee under a sublease, provided such assignment or sublease has been entered into by Tenant in accordance with the provisions of Article 8.

                  (e) Within thirty (30) days after completion of Tenant's Work and any Tenant Change which is not part of Tenant's Work and for which Tenant has requested a disbursement from the Tenant Fund in accordance with the provisions of this Section 12.05, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Tenant's Work or such Tenant's Change, as the case may be, and the materials furnished in connection therewith (unless same previously were furnished pursuant to Section 12.05(c) hereof), and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion Tenant's Work or such Tenant's Change, has been performed in a good and workerlike manner and completed in accordance with the final detailed plans and specifications for such Tenant's Work or Tenant's Change, as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for Tenant's Work or such Tenant's Change, and materials furnished through such date.

                                   ARTICLE 13

                                Tenant's Property

            13.01 All improvements and installations constituting Landlord's Work, and all other fixtures, improvements and appurtenances attached to or built into the Demised Premises on the Commencement Date or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article 13 expressly provided.

            13.02 Provided the same are not, or were not, included in Landlord's Work, all paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without permanent structural damage to the Building, all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease, provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Except as expressly provided to the contrary herein, any equipment or other property for which Landlord shall have granted any allowance or credit to

Tenant, or that has replaced such items originally provided by Landlord at Landlord's expense, shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, and shall not be considered Tenant's Property.

            13.03 At or before the Expiration Date, or as promptly as practicable after the Expiration Date (if same occurs earlier than the Fixed Expiration Date), Tenant, at its expense, shall remove from the Demised Premises all of Tenant's Property, except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the expiration or earlier termination of this Lease.

            13.04 Any other items of Tenant's Property (except money, securities and other like valuables) that shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and, in such event, either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense and in such manner as Landlord may see fit.

                                   ARTICLE 14

                             Repairs and Maintenance

            14.01 Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of: (a) the performance or existence of Tenant's Work or Tenant's Changes; (b) the installation, use, or operation of Tenant's Property in the Demised Premises; (c) the moving of Tenant's Property into or out of the Building; or (d) the misuse or neglect of Tenant or any of its employees, agents, or contractors. However, Tenant shall not be responsible for any of such repairs that are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Work or Tenant's Changes that may be undertaken by Landlord for Tenant's account or that are otherwise required by reason of neglect or other fault of Landlord or its employees, agents, or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents, or contractors, Tenant, at its expense, shall: (i) repair or replace all scratched, damaged, or broken doors or other glass in or about the Demised Premises; (ii) repair, maintain and replace all wall and floor coverings in the Demised Premises; (iii) repair and maintain all lighting fixtures therein; and (iv) cause the Demised Premises to be exterminated from time to time to the satisfaction of Landlord. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

            14.02 Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the part of Building Systems which provide service to the Demised Premises (including the distribution portions of such Building Systems located within the Demised Premises) and the public portions of the Building, both exterior and interior, in conformance with the standards applicable to non-institutional office buildings in Manhattan, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

            14.03 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from Landlord's making any repairs or Changes that Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment, or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such a manner as will not materially interfere with Tenant's use of the Demised Premises. Notwithstanding the foregoing, Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

                                   ARTICLE 15

                                   Electricity

            15.01 Tenant shall obtain and pay for Tenant's entire separate supply of electric current by direct application to and arrangement with the public utility company servicing the Building. Landlord will permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant to the extent available and safely capable of being used for such purpose.

            15.02 Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

            15.03 Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

            15.04 Tenant agrees not to connect any electrical equipment of any type to the Building electric distribution system, beyond that shown on Tenant's approved plans for initial occupancy, other than lamps, typewriters and other small business machines which consume comparable amounts of electricity, without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

            15.05 Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this Lease.

                                   ARTICLE 16

                     Heat, Ventilation and Air-Conditioning

            16.01 Any use of the Demised Premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat, ventilation and air-conditioning systems servicing the same, may require Changes in such systems. Such Changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 12.

            16.02 Landlord shall maintain and operate the heat system servicing the Demised Premises including the radiators presently existing in the Demised Premises and shall, subject to the design specifications of the system and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, furnish heat ("HV Service") in the Demised Premises. HV Service shall be provided, as may be required for comfortable occupancy of the Demised Premises, during "Regular Hours" (which shall mean between the hours of 8:00 a.m. and 6:00 p.m.) of "Business Days" (which shall mean all days except Sundays, those days that are observed by the state or federal government as legal holidays and those days designated as holidays by the applicable building service union employees' contract) throughout the year. If Tenant shall require HV Service during hours other than Regular Hours or on days other than Business Days ("After Hours Service"), Landlord shall furnish such After Hours Service to the Demised Premises upon reasonable advance notice from Tenant, and Tenant shall pay, on demand, Landlord's cost therefor plus five (5%) percent. In the event additional tenant(s) of the Building request After Hours Service during the same periods of time for which Tenant has requested such service, Landlord shall allocate the foregoing charges for After Hours Service among Tenant and such additional tenant(s).

            16.03 Tenant shall, to the extent same exist or if Tenant installs same pursuant to this Section 16.03, maintain and operate, at its sole cost, any air-conditioning unit(s) (the "Units") located in the Demised Premises. Landlord shall, at its sole cost and expense, provide chilled water to the Units. All electricity used in connection with the Units shall be arranged for by Tenant in accordance with and upon, and subject to, all of the terms, covenants and conditions contained in Article 15 hereof. Tenant shall perform, at its sole cost and expense, any and all necessary repairs thereto and replacements thereof. All of the Units (and any replacements thereof) installed by Landlord pursuant to Exhibit B hereof or otherwise pursuant to the terms of this Lease shall, upon the expiration or sooner termination of this Lease, be surrendered to Landlord in good working order and condition. Any Units (or replacements thereof) not required to be surrendered to Landlord may, at Tenant's sole cost and expense, be removed from the Demised Premises at the expiration or sooner termination of this Lease provided Tenant repairs any damage caused by such removal. Landlord shall (i) deliver the Units presently located in the Demised Premises to Tenant in good working order and (ii) assign to Tenant at the commencement of the term of this Lease any warranties with respect to the Units which Landlord has obtained.

                                   ARTICLE 17

                                 Other Services

            17.01 Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floors on which the Demised Premises are situated during Regular Hours on Business Days, and shall have at least one passenger elevator subject to call at all other times. Notwithstanding anything to the contrary in this Article 12, Landlord agrees that, subject to the rights of other tenants, there shall be no charge to Tenant for the use of the freight elevators servicing the Demised Premises during Regular Hours of Business Days during the Term.

            17.02 Tenant shall, at Tenant's sole cost and expense, keep the Demised Premises clean and in order, to the reasonable satisfaction of Landlord and, for that purpose, may (i) hire a cleaning contractor approved in writing by Landlord, such approval not to be unreasonably withheld or (ii) engage its own employees, provided such employees shall enter and exit the Demised Premises through the 401 Building. Tenant shall remove Tenant's refuse and rubbish from the Demised Premises in closed plastic bags or other closed disposal receptacles reasonably satisfactory to Landlord and shall deliver such containerized refuse and rubbish to a location on the floors upon which the Demised Premises are situated designated by Landlord. Such delivery shall be accomplished during such hours of the day and in accordance with such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Building. Landlord shall, at its sole cost and expense, arrange with a carting company for the removal of such containerized refuse and rubbish from the aforesaid locations.

            17.03 Landlord, at its expense, shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes to the extent piping and fixtures at present exist therein. If Tenant uses water for any other purpose, Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water and/or steam for such other purposes, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost therefor, on the rendition of Landlord's bills therefor.

            17.04 Landlord reserves the right, without any liability to Tenant (except as otherwise expressly provided in this Lease), to stop operating any of the heating, ventilation, air-conditioning, electric, sanitary, elevator or other Building Systems serving the Demised Premises, and to stop the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes, or the making of repairs or Changes that Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or by reason of any other cause beyond Landlord's reasonable control.

                                   ARTICLE 18

                  Access; Changes in Building Facilities; Name

            18.01 Excepting the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances) all areas in the Building including, without limitation, any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

            18.02 Tenant shall permit Landlord access to the Demised Premises (subject to the provisions of Section 18.03) to install, use, replace and maintain pipes, ducts and conduits within the demising walls, load-bearing columns and ceilings of the Demised Premises.

            18.03 Landlord or Landlord's agent shall have the right, upon reasonable advance notice (except in the case of an emergency where no such notice shall be required), to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours except in an emergency when it can be at any time (a) to examine the Demised Premises and to show them to Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagees, or lessees of the Building as an entirety and (b) for the purpose of making such repairs or Changes in or to the Demised Premises, or in or to its facilities as may be provided for by this Lease, as may be mutually agreed upon by the parties, or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, Changes, or maintenance, without liability to Tenant, but Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Section 18.03

            18.04 Subject to the provisions of Section 18.03, during the period of nine (9) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants.


            18.05 Landlord reserves the right, at any time and without incurring any liability to Tenant therefor, to redesign or to make such Changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided that Tenant shall at all times have access to the Demised Premises.

            18.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

            18.07 For the purposes of this Article 18, the term Landlord shall include Superior Lessors and Superior Mortgagees.

                                   ARTICLE 19

                               Notice of Accidents

            Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of: (a) any accident in or about the Demised Premises for which Landlord might be liable; (b) all fires in the Demised Premises; (c) all damage to, or defects in, the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (d) all damage to, or defects in, any parts or appurtenances of the Building Systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 20

                        Non-Liability and Indemnification

            20.01 Neither Landlord nor any of the partners comprising Landlord and its and their partners, shareholders, officers, directors, employees, agents and contractors, lessors and mortgagees (collectively, "Indemnitees") shall be liable to Tenant for any injury or damage to

Tenant or to any other person, or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, regardless of the cause of such injury, damage, or loss, unless caused by or due to the negligence of Landlord, its agents or employees, occurring within the scope of their respective employments. It is expressly understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

            20.02 Tenant shall indemnify and save Indemnitees harmless from and against (a) any and all claims arising from (i) the conduct or management of the Demised Premises or of any business therein, (ii) any work or thing whatsoever done or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this Lease or during any period of time prior to the Commencement Date during which Tenant may have been given access to the Demised Premises or (iii) any negligent or otherwise wrongful act or omission of Tenant, of any of its subtenants or licensees, or of its or their employees, agents, or contractors, and (b) all costs, expenses and liabilities (including reasonable attorneys' fees and disbursements) incurred in, or in connection with, each such claim, action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel selected by Landlord.

            20.03 Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired, or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike or other labor trouble, governmental pre-emption, priorities, or other controls in connection with a national or other public emergency, shortages of fuel, supplies, or labor resulting therefrom, act of God, or other like cause beyond Landlord's reasonable control.

                                   ARTICLE 21

                              Destruction or Damage

            21.01 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property or to restore any of Tenant's Work.

            21.02 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable (as a result of damage to the Demised Premises or to the Building) and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored by Landlord. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that, should Tenant reoccupy a portion of the Demised Premises for the conduct of its business during the period in which the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            21.03 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty percent (40%) of the full insurable value of the Building immediately prior to the casualty, then, in either such event, Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate this Lease by notice to Landlord if such damage or destruction has occurred during the last year of the term of this Lease or if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within two hundred ten (210) days from the date of such damage or destruction, or within such period after such date (not exceeding one hundred twenty (120) days as shall equal the aggregate period during which Landlord may have been delayed in doing so by reason of adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

            21.04 No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 21. Landlord shall use reasonable efforts to effect such repair or restoration promptly and in such a manner as to not unreasonably interfere with Tenant's use and occupancy.

            21.05 Notwithstanding any of the foregoing provisions of this
Article 21, if Landlord or any Superior Lessor or Superior Mortgagee shall be unable to collect all of the insurance proceeds applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents, or contractors, then, without prejudice to any other remedies that may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

            21.06 Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or to replace the same.

            21.07 The provisions of this Article 21 shall be considered an express agreement of the parties governing in the event of any damage to, or destruction of, the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application thereto.

                                   ARTICLE 22

                                 Eminent Domain

            22.01 If the whole of the Building shall be lawfully acquired or condemned by eminent domain or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (the "Date of Taking"), and the rents shall be prorated and adjusted as of such date.

            22.02 If only a part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (a) notice of such taking is given by Landlord to Tenant or (b) the Date of Taking, whichever occurs sooner. Upon the giving of such notice by Tenant, this Lease shall terminate on the Date of Taking, and the rents shall be prorated as of such termination date. In the event, however, that this Lease shall continue in force after such partial taking as to any portion of the Demised Premises, then the rents then payable hereunder shall be apportioned between the portions of the Demised Premises taken and remaining, on the basis of the rentable areas of the same. The portion of such rents attributable to the portion taken shall be prorated and adjusted as of the Date of Taking, and the portion of such rents attributable to the portion remaining, as the same may thereafter be increased or decreased pursuant to the terms of this Lease, shall continue to be paid by Tenant to Landlord as provided in Article 1.

            22.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article 22 without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article 22. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses and for the value of Tenant's Property or Tenant's Changes that do not become part of the Building or the property of Landlord, provided, however, that Landlord's award is not thereby reduced or otherwise adversely affected.

            22.04 If the temporary use or occupancy of all or any part of the Demised Premises (each, a "Temporary Taking") shall be lawfully acquired or condemned by eminent domain or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking that represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion that represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking, and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Base Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All monies received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder. Notwithstanding anything to the contrary set forth in this Section 22.04, if any Temporary Taking shall continue for a period in excess of 150 days, Tenant may terminate this Lease by delivery of notice to Landlord on or after the date which shall be 150 days after the Date of Taking but in no event later than 210 days after the Date of Taking (the "Temporary Taking Termination Date"). Upon the giving of such notice by Tenant, this Lease shall terminate on the Temporary Taking Termination Date, and the rents shall be prorated as of such date. If Tenant shall fail to timely give such notice, Tenant's right to terminate this Lease pursuant to this Section 22.04 shall be deemed waived and this Lease shall continue in full force and effect.

            22.05 In the event of any taking of less than the whole of the Building that does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises that does not extend beyond the Expiration Date, Landlord shall, at its expense (but only to the extent that any award or awards granted for consequential damage to the portion of the Building that is not taken shall be sufficient for such purpose), proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition (to the extent that the same may be feasible) and so as to constitute a complete and tenantable Building and Demised Premises.

            22.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 22, then (a) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (b) if such compliance is the obligation of Landlord under this Lease, the rents hereunder shall be apportioned, and, as so apportioned, prorated, adjusted and remain payable, as provided in Section 22.02.

            22.07 Any dispute that may arise between the parties with respect to the meaning or application of any of the provisions of this Article 22 shall be determined by arbitration in the manner provided in Article 32.

                                   ARTICLE 23

                                    Surrender

            (a) On the Expiration Date or upon any re-entry by Landlord upon the Demised Premises in accordance with the provisions of this Lease, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair, including, without limitation, restoring Demised Premises to close the Openings (hereinafter defined), if any, except for ordinary wear and tear and for those repairs which are the obligation of Landlord hereunder, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease and shall restore the Demised Premises wherever such removal results in damage thereto. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

            (b) Through and including the sixth month anniversary of the Fourth Floor Delivery Date, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 23. Thereafter throughout the remainder of the Term, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 23, arising out of an Event of Default under Section 24.02(a). Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Base Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the Expiration Date, a sum equal to the greater of (i) one and one half (1.5) times the aggregate of that portion of the Base Rent, and Rental which was payable under this Lease during the last month of the Term, and (ii) the then fair market rental value for the Demised Premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Demised Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 23. The provisions of this Article 23 shall survive the Expiration Date.

                                   ARTICLE 24

                            Conditions of Limitation

            24.01 To the extent permitted by applicable law, this Lease, and the term and estate hereby granted, are subject to the limitation that, whenever Tenant shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator, receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant, or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant, or of, or for, substantially all of the property of Tenant, shall be appointed without Tenant's consent or acquiescence, then, Landlord (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and, upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25. As used in this Section 24.01 the term "Tenant" shall mean the then owner and holder of the interest and estate of the tenant under this Lease.

            24.02 This Lease, and the term and estate hereby granted, are subject to the further limitation that:

            (a) whenever Tenant shall default in the payment of any item of Rental on any day upon which the same ought to be paid, and such default shall continue for ten (10) Business Days after Landlord shall have given Tenant a notice specifying such default;

            (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not, subject to delays beyond Tenant's reasonable control, be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default that cannot, with due diligence, be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 9.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not (i) advise Landlord, within the said thirty (30) day period of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute, within the said thirty (30) day period, and, thereafter, diligently prosecute to completion, all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary;

            (c) whenever any event shall occur, or any contingency shall arise, whereby this Lease, the estate hereby granted, or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant, except as expressly permitted by Article 8;

            (d) whenever Tenant shall abandon the Demised Premises; or

            (e) whenever Tenant shall default in the performance or observance of any of the terms, covenants, or conditions on its part to be observed or performed pursuant to the terms of (i) any other lease of space in the Building, whether now in existence or hereafter entered into, or (ii) after construction of any Opening, the 401 Lease, and shall fail, after the giving of any notice provided for therein, to cure the same within any applicable grace period provided for therein, then, in any of said cases set forth in the foregoing subsections (a), (b), (c),
(d) and (e), Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and, upon the expiration of said five (5) days, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25. Each of the conditions of limitation described in Section 24.01 and in this Section 24.02 shall be an "Event of Default."

                                   ARTICLE 25

                              Remedies and Damages

            25.01 (a) If there shall occur any Event of Default, and this Lease and the term thereof shall expire and come to an end as provided in Article 24 hereof:

                  (1) Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the term thereof shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

                  (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (b) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the term thereof, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

            25.02 (a) If this Lease and the term thereof shall expire and come to an end as provided in Article 24 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Section 25.01, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  (1) Tenant shall pay to Landlord all Rental to the date upon which this Lease and the term thereof shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be;

                  (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the term of this Lease and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 25.01(a) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Demised Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Demised Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the term of this 1ease (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of interest publicly announced from time to time by The Chase Manhattan Bank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by The Chase Manhattan Bank, N.A., from time to time, for the rate presently referred to as its "prime lending rate").

                  (b) If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section

25.02. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Base Rent reserved in this Lease. Nothing contained in Article 24 hereof or this Article 25 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 25.02.

                                   ARTICLE 26

                                     Waivers

            26.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege, that they, or any of them, might have under, or by reason of, any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law, under the terms of this Lease, or after the termination of this Lease as herein provided.

            26.02 In the event that Tenant is in arrears in the payment of Base Rent or Additional Rent hereunder, Tenant waives Tenant's right, if any, to designate the item(s) against which any payments made by Tenant are to be credited, and Tenant hereby agrees that Landlord may apply any payments made by Tenant to any item(s) Landlord sees fit, regardless of, and notwithstanding any, designation or request by Tenant as to the terms against which any such payments shall be credited.

            26.03 Landlord and Tenant each hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

            26.04 The provisions of Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as Additional Rent, Landlord's reasonable charges for any additional services provided.

                                   ARTICLE 27

                        No Other Waivers or Modifications

            27.01 The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment of the future performance of such one or more obligations of this Lease, or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination, or effectuation of the abandonment is sought.

            27.02 The following specific provisions of this Section 27.02 shall not be deemed to limit the generality of any of the provisions of Section 27.01:

            (a) no act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of all or any part of the Demised Premises shall be valid, unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall, at any time, request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting;

            (b) the receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach; and

            (c) no payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Base Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 28

                   Curing Tenant's Defaults; Additional Rent;
                             Reimbursement of Costs

            28.01 If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (a) five (5) Business Days from the date upon which Landlord gives Tenant notice of intention to do so or (b) the applicable grace period provided in Section 24.02 or elsewhere in this Lease for cure of such default, whichever occurs later.

            28.02 If Tenant is late in making any payment due to Landlord under this Lease for ten (10) or more days, then interest shall become due and owing to Landlord on such payment from the date upon which it was due, which interest shall be computed at the following rates:

            (a) for an individual or partnership tenant, computed at the maximum lawful rate of interest;

            (b) for a corporate tenant, computed at the greater of (i) one and 25/100 percent (1.25%) per month or (ii) two percent (2%) per annum over the then prime rate of The Chase Manhattan Bank, N.A., but in no event in excess of the maximum lawful rate of interest chargeable to corporations in the State of New York.

            28.03 Bills for any expenses incurred by Landlord in connection with any performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting successfully the Base Rent or Additional Rent or any part thereof or enforcing any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor, or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, together with a reasonably detailed description of such expenses, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of such bills promptly upon receipt by Tenant.

                                   ARTICLE 29

                                     Broker

            Tenant covenants, warrants and represents to Landlord that Tenant has not dealt with any broker or finder with respect to this Lease, and that no conversations or negotiations were had by Tenant with any broker or finder concerning the renting of the Demised Premises to Tenant. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all losses, costs, damages or defenses (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker or finder who claims to have dealt with Tenant in connection with this Lease.

                                   ARTICLE 30

                                     Notices

            Any notice, statement, demand, or other communication required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered, or made if sent by registered or certified mail, return receipt requested, addressed to the other party at the address set forth below, and shall be deemed to have been given, rendered, or made on the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it.

If to Landlord:

             387 P.A.S. Enterprises
             387 Park Avenue South
             New York, New York 10022
             Attention: John Fletcher, III

             with a copy to:

             Latham & Watkins
             885 Third Avenue
             New York, New York 10022
             Attention: Richard L. Chadakoff, Esq.

If to Tenant:

             Health Management Systems, Inc.
             401 Park Avenue South
             New York, New York 10022
             Attention: Vincent C. Hartley, II

             with a copy to:

             Coleman & Rhine
             1120 Avenue of the Americas, 19th floor
             New York, N.Y. 10036
             Attention: Bruce Coleman, Esq.


                                   ARTICLE 31

                        Estoppel Certificate; Memorandum

            31.01 Each party agrees, at any time and from time to time without cost or charge, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement (a) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised; (b) certifying the dates to which the Base Rent and Additional Rent have been paid and the amounts thereof; (c) stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge; and (d) setting forth any additional information which the other party may reasonably request.

            31.02 It is agreed by the parties that the certificate referenced in
Section 31.01 may be relied upon by anyone with whom the party requesting such certificate may be dealing.

            31.03 At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

                                   ARTICLE 32

                                   Arbitration

            32.01 Either party may request arbitration of any matter in dispute with respect to which arbitration is expressly provided in this Lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

            32.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York and, subject to the terms of the immediately succeeding sentence, judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In rendering such decision and award, the arbitrator shall not add to, subtract from, or otherwise modify the provisions of this Lease.

            32.03 If, for any reason whatsoever, a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then, at any time thereafter before such decision and award shall have been rendered, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding, or otherwise (but not by a new arbitration proceeding), as may be proper to determine the question in dispute consistent with the provisions of the lease.

            32.04 All the expenses of the arbitration relating to the fees of the American Arbitration Association and/or arbitration fees shall be borne by the parties equally; all other expenses shall be borne by the party incurring same.

                                   ARTICLE 33

                     No Other Representations; Construction;
                             Governing Law; Consents

            33.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses their agreements, and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease, made by the other.

            33.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            33.03 This Lease shall be governed in all respects by the laws of the State of New York.

            33.04 If Tenant shall request Landlord's consent or approval pursuant to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay beyond a reasonable period of time in giving, such consent or approval, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim, by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim. Tenant's sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same.

                                   ARTICLE 34

                                  Parties Bound

            34.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties, with the same effect as if mentioned in each instance where a party is named or referred to, except that (a) no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 34 shall not be construed as modifying the conditions of limitation contained in Article
24. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof, and, in event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article 34.

            34.02 Tenant shall look only to Landlord's equity in the estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or any partner, member, officer, or director thereof, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Demised Premises.

            34.03 If there shall be more than one person named as tenant herein, than all such persons shall be deemed to be joint tenants in the leasehold estate demised hereby, with joint and several liability hereunder.

                                 ARTICLE 35

                     Certain Definitions and Construction

            35.01 For the purposes of this Lease and all agreements supplemental to this Lease, the definitions set forth in herein shall be utilized unless the context shall otherwise require.

            35.02 Terms contained in quotation marks and defined in other Articles of this Lease, or that are so defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

            35.03 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

            35.04 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent or Additional Rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

            35.05 Tenant's liability for all items of Rental shall survive the Expiration Date.

            35.06 (a) The term "mortgage" shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall include such a trustee.

            (b) The terms "include," "including" and "such as" shall each be construed as if followed by the phrase "without being limited to."

            (c) The term "obligations of this Lease," and words of like import, shall mean the covenants to pay Rental under this Lease and all of the other covenants and conditions con-tained in this Lease. Any provision in this Lease that one party or the other, or both, shall do, or not do, or shall cause or permit, or not cause or permit, a particular act, condition, or circumstance shall be deemed to mean that such parry so covenants or both parties so covenant, as the case may be.

            (d) The term "Tenant's obligations hereunder," and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this Lease that are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this Lease shall be construed as "performance and observance."

            (e) Reference to Tenant being or not being "in default hereunder," or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 24.01 has occurred and continues or has not occurred or does not continue, as the case may be.

            (f) References to Landlord as "having no liability to Tenant" or being "without liability to Tenant," shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises except as otherwise expressley provided herein.

            (g) The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations. orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

            (h) The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

            (i) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

            (j) Reference to "termination of this Lease" includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or by law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the Expiration Date and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment that shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

            (k) The term in "full force and effect," when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant, shall be construed in each instance as including the further condition that, at the time in question, no default on the part of Tenant exists, and no event has occurred that has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord to terminate this Lease or to dispossess Tenant.

            (1) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

            (in) The term "person," or words of like import, shall mean a natural person, partnership, corporation, trust, estate, fiduciary, unincorporated association, syndicate, joint venture, organization, or any other manner of entity.

            (n) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            (o) A general statement following or referable to an enumeration of specific matters shall not be limited to matters similar to the matters specifically mentioned.

            (p) All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

            (q) Any contradiction between the terms contained in the body of this Lease and the Rules and Regulations attached hereto as Exhibit C shall be resolved in favor of the terms contained in the body of this Lease.

                                   ARTICLE 36

                          Adjacent Excavation; Shoring

            If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 37

                            Tenant's Option to Renew

            37.01 Tenant shall have an option to extend the term of this Lease for one (1) additional term of five (5) years (the "Renewal Term") commencing on the first day next succeeding the Expiration Date (the "Renewal Term Commencement Date"), and expiring at 12 noon on the day immediately preceding the fifth (5th) anniversary of the Renewal Term Commencement Date, unless terminated at an earlier date pursuant to the terms and conditions of this Lease or by applicable law. Tenant shall notify Landlord of its intention to exercise its option at least one (1) year prior to the Expiration Date, time being of the essence as to Tenant's obligation to so notify Landlord. Upon Tenant's notification to Landlord of its intention to exercise its option, this Lease shall be deemed extended without the requirement of further action by either of the parties hereto and all of the terms and conditions of this Lease (excluding, however, this Article 37) shall govern the tenancy during the Renewal Term including the obligation of Tenant to pay Additional Rent, except that the Base Rent for the Renewal Term shall be equal to the greater of (a) the annual Base Rent payable by Tenant for the twelve (12) months prior to the Expiration Date or (b) the fair market rent of the Demised Premises as of the Expiration Date, determined as hereinafter provided. If Tenant shall not give Landlord the aforesaid notice within the time period indicated, the right to such Renewal Term shall terminate and shall be deemed to have been waived by Tenant.

            37.02 Within thirty (30) days after receipt by Landlord of Tenant's notification referred to in Section 37.01 hereof, and if in Landlord's opinion an increase in the Base Rent for the Renewal Term is warranted because the fair market rent for the Demised Premises has increased, Landlord shall send Tenant a notice (the "Revised Rent Notice") stating the amount which, in Landlord's good faith opinion, shall constitute the fair market rent for the Demised Premises as of the Expiration Date. The increased Base Rent set forth in the Revised Rent Notice shall be effective as of the Renewal Term Commencement Date.

            37.03 (a) If Landlord gives a Revised Rent Notice, then at any time within thirty (30) days after the giving of such Revised Rent Notice, Tenant may dispute the fair market rent of the Demised Premises as determined by Landlord by giving notice to Landlord that it is initiating the appraisal process provided for herein and specifying in such notice the name and address of the arbitrator designated by Tenant to act on its behalf. If Tenant does not give Landlord the aforesaid notice within the time period above specified, the rent set forth in the Revised Rent Notice shall be binding and conclusive on both parties. Within fifteen (15) days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of Landlord's arbitrator. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination in accordance with Paragraph (c) of this Section 37.03 they shall together appoint a third arbitrator. If said two arbitrators cannot agree upon the appointment of a third arbitrator within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both, and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third arbitrator within ten (10) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third arbitrator.

            (b) Each of the arbitrators selected as herein provided shall have at least five years experience in the leasing or management of office space in the Borough of Manhattan and the third arbitrator shall have no business relationship with either party. Each party shall pay the fees and expenses of the arbitrator selected by it. The fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto.

            (c) The majority of the arbitrators shall determine the fair market rent of the Demised Premises as of the Expiration Date and render a decision and award as to their determination to both Landlord and Tenant within twenty (20) days after the appointment of the third arbitrator. In rendering such decision and award, the arbitrators shall assume or take into consideration as appropriate the following: (i) Landlord and Tenant are typically motivated; (ii) Landlord and Tenant are well-informed and well-advised and each is acting in what it considers its own best interest; (iii) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (iv) the Demised Premises are fit for immediate occupancy and use "as is", and require no additional work by Landlord, and no work has been carried out therein by Tenant, its subtenant, or their predecessors in interest during the term of this Lease which has diminished the rental value of the Demised Premises; (v) in the event the Demised Premises have been destroyed or damaged by fire or other casualty, the same have been fully restored; (vi) the Demised Premises are to be let subject to the provisions of this Lease for a five-year term; and (vii) the rent is to be determined in accordance with market rents then being charged for comparable space in similar office buildings in the same area. In rendering such decision and award, the arbitrators shall not modify the provisions of this Lease. The decision and award of the arbitrators shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

            (d) Prior to the determination of the arbitrators, Tenant shall pay as the Base Rent it is obligated to pay under this Lease the amount set forth in the Revised Rent Notice and in the event the arbitrators determine that the Base Rent payable pursuant to this Article 37 is greater than that set forth in the Revised Rent Notice, then Tenant shall promptly pay to Landlord the amount of its underpayment of Base Rent for the period commencing on the Renewal Term Commencement Date; or, if the arbitrators determine that the fixed annual rent payable pursuant to this Article is less than that set forth in the Revised Rent Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for the period commencing on the Renewal Term Commencement Date against subsequent payments of Base Rent due hereunder.

            37.04 Notwithstanding the foregoing provisions of this Article 37, if on the date that Tenant exercises its option by notification to Landlord, or if on any subsequent date up to and including the Expiration Date, Tenant is in default in the performance of any of the terms, conditions or provisions of this Lease and such default has continued beyond any applicable grace period, then Tenant's exercise of its option and the extension of the term of this Lease contemplated thereby shall, at the option of Landlord exercised by notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no further or additional right to exercise the option set forth in this Article 37.

            37.05 From and after the Renewal Term Commencement Date the term "Expiration Date" shall mean the day immediately preceding the fifth (5th) anniversary of the Renewal Term Commencement Date.

                                   ARTICLE 38

                         Connection to the 401 Premises

            38.01 (a) Reference is made to that certain lease agreement, dated as of September 24, 1981, as amended by Amendment of Lease, dated October
9, 1981, as further amended by Amendment of Lease, dated September 24, 1982, as further amended by Second Amendment of Lease, dated January 6, 1986 and as further amended by Third Amendment of Lease, dated February 28, 1990 and as same may thereafter be amended (collectively, the "401. Lease"), between Tenant, as tenant, and 401 Park Avenue South Associates as landlord (the "401 Landlord"), pursuant to which Tenant leased a certain part of the fourth (4th) floor of the building commonly known as 401 Park Avenue South, New York, New York (the "401 Building") and located immediately adjacent to the Building.

            (b) Landlord hereby agrees that, in connection with the performance of Tenant's Work, Tenant may construct an opening connecting the fourth (4th) floor of the

Demised Premises to the fourth (4th) floor of the 401 Premises in accordance with the Plans (as finally approved by Landlord), at Tenant's sole cost and expense and under the supervision and direction of consultants and engineers designated and paid for by Tenant and approved by Landlord. Landlord hereby approves: Irwin Associates as engineers; Structural Engineers and Practical Design Associates, Inc. as structural engineer and Robert Levine, P.C. as architect. Furthermore, provided that this Lease shall be in full force and effect at the time Tenant occupies any portion of the third (3rd) floor of the 401 Premises and provided no default shall have occurred and be continuing at such time under this Lease or the 401 Lease, Landlord hereby agrees that Tenant may construct an opening connecting the third (3rd) floor of the Demised Premises to the third (3rd) floor of the 401 Premises (each such opening, an "Opening") in accordance with plans and specifications to be delivered to and approved by Landlord in accordance with the provisions of Article 12 hereof, at Tenant's sole cost and expense and under the supervision and direction of consultants and engineers designated by Landlord and paid for by Tenant, provided:

                  1) Prior to the Expiration Date, Tenant at its sole cost and expense shall restore the Demised Premises by sealing each Opening and repairing any damage to the Demised Premises caused thereby in a manner satisfactory to Landlord;

                  2) In addition to the indemnity set forth in Article 20 hereof, Tenant agrees to and hereby does indemnify, defend and hold harmless Landlord and the Indemnitees from and against any and all liabilities, claims, costs and expenses whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or otherwise in connection with (i) Tenant's construction, use and subsequent restoration of the Openings and (ii) Tenant's use and occupancy of the Demised Premises and the 401 Premises as contiguous spaces;

                  3) Landlord's insurance carrier will continue to insure the Building, without increased premium to Landlord, notwithstanding the construction and use of the Opening(s).

                  4) The holder of any Superior Mortgage and any lessor under a Superior Lease shall have consented to the construction and use of such Opening;

                  5) Tenant shall deliver to Landlord, no later than the date which is ten (10) Business Days prior to commencement of construction of an Opening, the following documents in form and substance satisfactory to Landlord and its counsel and executed by the parties thereto:

                        (i) a certificate of insurance addressed to Landlord
            from Tenant's insurance agent stating that all coverage provided by such carrier with respect to the Demised Premises in accordance with Article 10 hereof shall continue in full force and effect notwithstanding the construction and existence of such Opening and the use and occupancy by Tenant of the Demised Premises and the 401 Premises as contiguous spaces;

                        (ii) a letter addressed to Landlord from each of (a)
            the ground lessor under that certain ground lease, dated September 14, 1979 between the 401 Landlord, as the ground lessee, and such ground lessor, and (b) the holder of each mortgage on the 401 Building, whereby each such holder of a superior interest consents to the construction and use of such Opening and the use and occupancy by Tenant of the 401 Premises connected to the Demised Premises as contemplated in this Article 38; and

                        (iii) to the extent Landlord and/or its counsel deems
            it necessary or desirable, an agreement among Landlord, Tenant and the 401 Landlord setting forth the respective rights, liabilities and obligations, consistent with this Article 38, of the parties with respect to the construction and use of the Openings, including, without limitation, the obligation of the 401 Landlord to deliver notice of any default by Tenant under the 401 Lease to Landlord concurrently with its delivery of any such notice to Tenant.

                  6) Upon the expiration or sooner termination of the 401 Lease for any reason, including as a result of a casualty to or condemnation of all or any part of the 401 Premises, if one or both of the Openings have been constructed, Tenant shall close up such Opening(s) in accordance with the provisions of Section 38.01(b). From and after the date on which Tenant commences construction of an Opening, a default by Tenant beyond applicable notice and cure periods under the 401 Lease shall give Landlord, upon ten (10) days' notice to Tenant, the right to require Tenant to close up such Opening(s) in accordance with the provisions of Section 38.01(b).

(c) Tenant acknowledges and agrees that Landlord shall have the right, from and after the commencement of construction of any Opening, to enter upon the 401 Premises in order to inspect the construction and/or the restoration of any Opening, and to insure that neither the Demised Premises nor the Building is being adversely affected by the use by Tenant of the Opening.

(d) Nothing contained herein shall be deemed to grant to Tenant or any other occupant of the Demised Premises or the 401 Premises an easement or other real property interest in, on or over an Opening constructed pursuant to the provisions of this Article. The rights granted to Tenant pursuant to this
Article 38 constitute a mere license to construct the Openings in accordance with the terms hereof and to use the same as a means of ingress and egress to and from the 401 Premises from and to the Demised Premises, which license shall be revocable by Landlord at any time. Notwithstanding the foregoing, Landlord agrees that, for so long as no default shall have occurred and be continuing under this Lease or the 401 Lease, and for so long as the construction and use of the Opening(s) are not contrary to any applicable Requirements, Landlord shall not revoke the license granted to Tenant hereby.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                   387 P.A.S. ENTERPRISES


                                   By: Twenty-Seventh and Park, Inc., a
                                       General Partner


                                   By: /s/ John Fletcher
                                       -----------------------------------------
                                       John Fletcher, Vice President


                                   HEALTH MANAGEMENT SYSTEMS, INC.


                                   By: /s/ Vincent C. Hartley
                                       -----------------------------------------
                                       Name: Vincent C. Hartley
                                       Title: Director of Administration

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On this 15th day of March, 1996, before me personally came John Fletcher, to me known, who being by me duly sworn, did depose and say that he resides at 641 Lexington Avenue, New York, New York; that he is the Vice President of TWENTY-SEVENTH AND PARK, INC., a General Partner of 387 P.A.S. ENTERPRISES, the partnership described in and that, by said corporation, executed the within instrument as a general partner; and that he signed his name thereto by order of the Board of Directors of such corporation and on behalf of the partnership.

                THERESA GORDON
       Notary Public, State of New York
                No. 01G05015733                  /s/ Theresa Gordon
         Qualified in New York County            ---------------------------
        Commission Expires Aug 23, 1997          Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On this 15th day of March, 1996, before me personally came Vincent
C. Hartley, to me known, who being by me duly sworn, did depose and say that he resides at 401 Park Avenue South, New York, New York; that he is the Director of Administration of HEALTH MANAGEMENT SYSTEMS, INC., the corporation described in and that, by said corporation, executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.


                                                 /s/ Ellen O'Brien
                                                 ---------------------------
                                                 Notary Public

                 Ellen O'Brien
       Notary Public, State of New York
                  No. 4843042
          Qualified in Nassau County
          Commission Expires 5/31/97

                                    Exhibit A

                                   DESCRIPTION

            ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

            BEGINNING at the corner formed by the intersection of the northerly side of 27th Street with the easterly side of Fourth Avenue:

            Running THENCE northerly, along the easterly side of Fourth Avenue, 98 feet 9 inches to the centre line of the block between 27th and 28th Streets;

            THENCE easterly, along said centre line 166 feet 8 inches;

            THENCE southerly, parallel with Fourth Avenue, 98 feet 9 inches to the northerly side of 27th Street;

            THENCE westerly, along the northerly side of 27th Street, 166 feet 8 inches to the point or place of BEGINNING.

            Fourth Avenue above is now known as Park Avenue South.

                                    Exhibit B

                                   WORKLETTER

            1. Commencing on the Commencement Date, Landlord shall perform the following work ("Landlord's Work") in the Demised Premises:

            A. Demolition of existing interior installation in accordance with the Plans and as directed by Tenant.

            B. Landlord shall remove from the Third Floor Premises the stairway connecting the second floor and restore the floor of the third floor to a floor load level equal to or greater than the presently existing floor load on the third floor.

            C. Tenant shall perform Tenant's Work in accordance with the Plans to be submitted by Tenant to Landlord in accordance with this Exhibit B.

            D. Landlord shall deliver to Tenant five (5) copies of an ACP-5 for the Third Floor Premises on or before the Commencement Date and five (5) copies of an ACP-5 for the Fourth Floor Premises on or before the Fourth Floor Delivery Date.

            2. Tenant shall submit to Landlord for Landlord's approval (which approval shall not be unreasonably withheld), on or before March 15, 1996, complete architectural and engineering drawings and specifications (hereinafter, as the same may be revised from time to time, the "Plans") showing the proposed subdivision, layout and finish of the Demised Premises, including the proposed Openings connecting (a) the third (3rd) floor of the Demised Premises to the third floor of the 401 Premises and (b) the fourth (4th) floor of the Demised Premises to the fourth (4th) floor of 401 Premises, which Plans shall be consistent with the design, construction and equipment of the Building and in conformity with its standards, all in such form and detail as may be reasonably required by Landlord. The Plans shall be prepared by an architect reasonably satisfactory to Landlord who shall be engaged by Tenant and who, at Tenant's expense, shall assist Tenant in securing such approvals which, because of the nature of the work shown on the Plans, may be required by the Department of Buildings of the City of New York and any other governmental authority.

            3. If Landlord shall not approve the Plans as submitted by Tenant, Landlord shall notify Tenant thereof, and of the particulars of such revisions as are reasonably required by Landlord for the purpose of obtaining its approval, within seven (7) days of receipt of the Plans and, within seven (7) days after being so informed by Landlord, Tenant shall submit to

Landlord, for Landlord's approval (which approval shall not be unreasonably withheld), revised Plans, incorporating such revisions or incorporating such modifications as are suggested by Tenant and approved by Landlord. Any such approval by Landlord shall not be deemed to be a representation or warranty that the same is properly designed to perform the function for which it is intended or complies with any applicable law, ordinance, rule, order or regulation of any governmental authority or insurance body, but only that the work required thereby will not interfere with the Building Systems and is compatible with the design and structure of the Building.

            4. Upon final approval of the Plans, Landlord, through Landlord's contractor or contractors, shall proceed with due diligence, subject to delay for causes beyond its reasonable control and Tenant Delays to perform Landlord's Work during regular working hours.

            5. If Landlord shall be delayed in substantially completing Landlord's Work as a result of any act, neglect, failure or omission of Tenant, its agents, servants, architects, or employees, including without limitation any of the following, such delay shall be deemed to be a "Tenant Delay":

            (a) Tenant's failure to furnish the Plans in accordance with Paragraphs 2 and 3 of this Exhibit B; or

            (b) Tenant's changes in or substitutions to the Plans, the number of days of such delay to be determined by the contractor, upon request therefor by Tenant, and communicated in advance of such change or substitution to Landlord in writing, but if such determination by the contractor with respect to the delay caused by such change or substitution is not submitted to Landlord in advance of commencement of construction of same, the resulting delay, if any, shall be determined by Landlord; or

            (c) the performance or delays in completion of work by a person, firm or corporation employed by Tenant.

                  Failure by Landlord to obtain any certification required by Local Law No. 76 of the City of New York, Laws of 1985, and the regulations pertaining thereto, with respect to the presence or absence of asbestos in the Demised Premises shall not be a Tenant Delay.

            6. There shall be no charge to Tenant for use of the freight elevator in the Building during the performance of Landlord's Work or for Tenant's move-in at the commencement of the term of this Lease, provided Tenant's move-in occurs during Regular Hours of Business Days, as set forth in
Section 16.02 hereof.

            7. Landlord shall permit Tenant and its agents to enter upon the Demised Premises prior to the completion of Landlord's Work in order that Tenant may perform through its architect and contractors such other work for installation and decoration which Tenant may desire at the same time as Landlord's contractors are working therein, but only at such time or times as Landlord shall reasonably deem feasible in the circumstances. This right to enter before completion of Landlord's Work is conditioned upon Tenant's architect, workmen, mechanics, and contractors working in harmony and without interference with the workmen, mechanics and contractors of Landlord and in accordance with applicable insurance requirements. In case disharmony or interference occurs, or insurance requirements are violated, this right may be temporarily revoked by Landlord upon twenty-four (24) hours' written notice to Tenant.

                                    Exhibit C

                              RULES AND REGULATIONS

            1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees, or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

            2. Landlord may refuse admission to the Building, outside of ordinary business hours, to any person not known to the watchman in charge, not having a pass issued by the Landlord or the tenant whose premises are to be entered, or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement, or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

            3. No tenant shall obtain, or accept for use in its premises, ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons reasonably disapproved by Landlord in writing. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord.

            4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant, or the employees, licensees, or invitees of a tenant, shall be paid by such tenant.

            5. No lettering, sign, advertisement, notice, or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by such tenant, subject to the approval of Landlord as to the size, color and style of such display, such approval not to be unreasonably withheld. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Landlord at the expense of the tenant. Listing of the name of the tenant on the directory board in the Building shall be done by Landlord at its expense; any other listings shall be in the discretion of Landlord.

            6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile, or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord.

            7. Landlord shall have the right, not to be unreasonably exercised, to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

            8. No machines or mechanical equipment of any kind, other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, such consent not to be unreasonably withheld, and in no case (even where the same are of a type so excepted or as so consented to by landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants, but machines and mechanical equipment that may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration, or electrical or other interference from being transmitted from such premises to any other area of the Building.

            9. No noise, including the playing of any musical instruments, radio or television, that, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking, except for microwave ovens and coffee units, shall be done in the tenant's premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, that would materially impair or interfere with any of the Building services or the proper and economic heating, cleaning, or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical, or other equipment of any kind that, in the reasonable judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible, or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

            10. No acids, vapors or other materials shall be discharged, or permitted to be discharged, into the waste lines, vents, or flues of the Building if the same may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids, or other foreign substances shall be deposited therein.

            11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no lock on any door therein shall be changed or altered in any respect, except upon the prior written approval of Landlord, such approval not to be unreasonably withheld. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, and a reasonable charge may be levied therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

            12. All entrance doors in each tenant's premises shall be left locked, and all windows shall be left closed by the tenant, when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

            13 Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

            14. All windows in each tenant's premises shall be kept closed, and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

            15. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable, or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                                    EXHIBIT D

      Base Rent, including annual increases in the sum of 1.04% of the prior year's Base Rent, shall be payable in advance to Sublandlord on the first day of each and every calendar month during the Term, as follows:

            (i) For the period beginning on the Commencement Date through and including the last day of the month immediately preceding the first (1st) anniversary of the Commencement Date, the amount of $819,399.96 per annum, which shall be payable as follows: (x) Provided that Subtenant is not in default, Sublandlord hereby waives any payments of Base Rent for the first five months of the Sublease; Beginning on the Rent Commencement Date Subtenant shall pay $64,789.00 on the Rent Commencement Date (subject to any applicable pro-rations); and (z) thereafter equal monthly installments of $68,283.33. The Sublandlord hereby agrees to waive the monthly installments during the Initial Period.

            (ii) For the period beginning on the first (1st) anniversary of the Commencement Date through and including the last day of the month immediately preceding the second (2nd) anniversary of the Commencement Date, the amount of $852,175.92 per annum, which shall be payable in equal monthly installments of $71,014.66;

            (iii) For the period beginning on the second (2nd) anniversary of the Commencement Date through and including the last day of the month immediately preceding the third (3rd) anniversary of the Commencement Date, the amount of $886,263.00 per annum, which shall be payable in equal monthly installments of $73,855.25;

            (iv) For the period beginning on the third (3rd) anniversary of the Commencement Date through and including the last day of the month immediately preceding the fourth (4th) anniversary of the Commencement Date, the amount of $921,713.52 per annum, which shall be payable in equal monthly installments of $76,809.46;

            (v) For the period beginning on the fourth (4th) anniversary of the Commencement Date through and including the last day of the month immediately preceding the fifth (5th) anniversary of the Commencement Date, the amount of $992,582.04 per annum, which shall be payable in equal monthly installments of $82,715.17;

            (vi) For the period beginning on the fifth (5th) anniversary of the Commencement Date through and including the last day of the month immediately preceding the sixth (6th) anniversary of the Commencement Date, the amount of $1,032,285.24 per annum, which shall be payable in equal monthly installments of $86,023.77;

            (vii) For the period beginning on the sixth (6th) anniversary of the Commencement Date through and including the last day of the month immediately preceding the seventh (7th) anniversary of the Commencement Date, the amount of $1,073,576.64 per annum, which shall be payable in equal monthly installments of $89,464.72;

            (viii) For the period beginning on the seventh (7th) anniversary of the Commencement Date through and including the last day of the month immediately preceding the eighth (8th) anniversary of the Commencement Date, the amount of $1,116,519.72 per annum, which shall be payable in equal monthly installments of $93,043.31;

            (ix) For the period beginning on the eighth (8th) anniversary of the Commencement Date through and including the last day of the month immediately preceding the Termination Date, the amount of $290,295.12 per calendar quarter remaining during the Term, which shall be payable in equal monthly installments of $96,765.04; and

            (x) All other amounts due and owing pursuant to the Master Lease and this Sublease including but not limited to (a) payments for Rental Equipment; and (b) Real Estate Tax increases shall be paid when due.


                                       2